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                                                                    EXHIBIT 3.14

                                 BY-LAW NUMBER 1

                                    BEING THE

                               GENERAL BY-LAWS OF

                              9006-1359 QUEBEC INC.

These general by-laws of the Company, also referred to as By-law Number 1, have been passed by a resolution of the sole director or of the directors and confirmed by a resolution of the sole shareholder or of the shareholders, in accordance with the Act.

PART I          COMMON RULES

SECTION 1. GENERAL PROVISIONS

1. CONTRACTUAL NATURE. These general by-laws create relations of a contractual nature between the Company and its sole shareholder or its shareholders.

A.         SCOPE OF APPLICATION

2. PART I. The common rules contained in this Part of the by-laws shall apply at all times to Parts II and III hereof.

3. PART II. Part II of the by-laws shall apply from the moment when the Company shall be made up either of more than one director or of more than one shareholder or of more than one director and of more than one shareholder.

4. PART III. Part III of the by-laws shall apply whenever the Company shall be made up of one (1) sole director or of one (1) sole shareholder or of one (1) sole director and of one (1) sole shareholder who do not necessarily have to be the same person. If the Company is made up of one (1) sole director but of more than one shareholder. Part II shall apply to the shareholders. Conversely, if the Company is made up of one (1) sole shareholder but of more than one director, Part II shall apply to the directors.

B.         DEFINITIONS

5. DEFINITIONS IN THE BY-LAWS. Unless there exists an express contrary provision or unless the context clearly indicates otherwise, in the by-laws of the Company, in the minutes of the proceedings of the Board of Directors and in the resolutions of the sole director or of the directors as well as in the minutes of the meetings of the shareholders and in the resolutions of the sole shareholder or of the shareholders the term or expression:

           "ACT" or "COMPANIES ACT" shall mean the Companies Act, R.S.Q., c. C-38, and any amendment thereto, either past or future, and shall include, in particular, any Act or

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           statute which may replace it, in whole or in part. In the event of such replacement, any reference to a provision of the Act shall be interpreted as being a reference to the provision which replaced it;

           "AN ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS" shall mean AN ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS, PARTNERSHIPS AND LEGAL PERSONS, S.Q. 1993, c. 48, and any future amendment thereto and shall include, in particular, any Act or statute which may replace it, in whole or in part. In the event of such replacement, any reference to a provision of AN ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS shall be interpreted as being a reference to the provision which replaced it;

           "ARTICLES" shall mean articles of incorporation, of amendment, of amalgamation, of continuance, of dissolution and those which confirm an arrangement, a compromise or a correction, as well as any amendment which may be made thereto;

           "AUDITOR" shall mean the auditor of the Company and shall include a partnership within the meaning of the CIVIL CODE OF QUEBEC, which is comprised of auditors;

           "BODY CORPORATE" shall include, in particular, a legal person within the meaning of the CIVIL CODE OF QUEBEC, a company, a corporation, an association having a juridical personality separate and distinct from its members, wherever or however incorporated;

           "BY-LAWS" shall mean the present by-laws, any other by-laws of the Company which are in force at the time as well as any amendments thereto;

           "CONTRACTS, DOCUMENTS OR INSTRUMENTS IN WRITING" shall include, among other things, deeds, hypothecs or mortgages, liens, encumbrances, transfers and assignments of any kind, conveyances, titles to property, agreements, contracts, receipts and discharges, obligations, debentures and other shares, cheques or other bills of exchange of the Company;

           "DIRECTOR" shall mean the person whose name appears at the relevant time in the declaration deposited in the Register or, in the meantime, in the Notice respecting the Composition of the Board of Directors sent to the Inspector General in accordance with sections
           123.14 or 123.81 of the Act as well as any other person holding the office of director and shall include in particular, the sole director, any DE FACTO director as well as any other person who, at the request of the Company, acts or acted as director of another body corporate of which the Company is or was a shareholder or a creditor or any person who, at the relevant time, acted in that capacity; and "BOARD OF DIRECTORS" shall mean the body of the Company made up of the sole director or of all the directors;

           "INSPECTOR GENERAL" shall mean the Inspector General of Financial Institutions who is responsible for carrying out the administration of the Act and of AN ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS;

           "JURIDICAL DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday, insofar as it does not fall on a non-juridical day;

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           "NON JURIDICAL DAY" shall mean any of the following days namely: any
           Saturday or Sunday; New Year's Day (January 1st); Good Friday; Easter Monday; the birthday or the day. fixed by proclamation for the celebration of the birthday of the reigning Sovereign; Victoria Day; Dominion Day or Dollard-des-Ormeaux Day; Saint Jean Baptiste Day (June 24th); Canada Day or Confederation Day (July 11th) or July 2nd if July 1st falls on a Sunday; the first Monday in September designated Labour Day; the second Monday in October designated Thanksgiving Day; Remembrance Day (November 11th); Christmas Day (December 25th); any day appointed by proclamation of the Governor-General of Canada to be observed as a day of general prayer or mourning or day of public rejoicing or thanksgiving; in the Province of Quebec, any of the following additional days, namely any day appointed by proclamation of the Lieutenant-Governor to be observed as a public holiday or as a day of general prayer or mourning or day of public rejoicing or thanksgiving within the province, and any day which shall be a non-juridical day by virtue of an act of the legislature of the province as well as any day which shall be appointed to be observed as a civic holiday by resolution of the council or of any other authority charged with the administration of the civic or municipal affairs of a city, town, municipality or other organized district. Moreover, the 26th day of December shall be considered a non-juridical day, as shall be the 2nd day of January;

           "OFFICER" shall include the President of the Company, the Chairman of the Board of Directors, the Vice-President, the Secretary, the Assistant-Secretary, the Treasurer, the Assistant-Treasurer and the Managing Director;

           "PERSON" shall include, in particular, an individual or a natural person, a partnership within the meaning of the CIVIL CODE OF QUEBEC, an association, a body corporate, a trustee, the liquidator of a succession, a tutor, a curator, an adviser to a person of full age, a mandatary, the administrator of a succession or any representative of a deceased person or any other person responsible for the administration of the property of another;

           "RECORD DATE" shall mean the last possible registration date which the sole director or the directors may fix in advance, within fifty
           (50) days prior to the event in question, for the purposes of determining the shareholders entitled to receive dividends, to participate in the distribution subsequent to winding-up, the shareholders entitled to receive notice of, or to vote at, a meeting or to subscribe to additional shares, or the shareholders who or which are qualified for any other purpose. If no record date is set, the record date in order to determine the shareholders qualified for any purpose shall be the date of passage by the sole director or by the directors of the resolution to this end, at the time of close of business;

           "REGISTER" shall mean the register of sole proprietorships, partnerships and legal persons created pursuant to AN ACT THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS and administered by the Inspector General;

           "REGULATIONS" shall mean the Regulations made under the Act and as amended from time to time, and any Regulation which may be substituted therefor. In the event of such substitution, any reference in the by-laws of the Company to a provision of the

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           Regulations shall be read as a reference to the provision substituted therefor in the new Regulations;

           "REPRESENTATIVE" shall mean any officer or mandatary of the Company or any other person who, at the request of the Company, acts or acted as officer or mandatary of a body corporate of which the Company is or was a shareholder or a creditor or any person who, at the relevant time, acted in that capacity and shall include any promoter or any incorporator of the Company;

           "RESERVED POWERS", in respect of the sole director or of the directors, shall mean the duties which, according to the Act, must be discharged by the sole director or by the directors, including, in particular, the power to:

           a) issue and allot shares and, as the case may be, to determine the fair consideration for property and services paid for such shares;

           b)   agree to the transfer of shares;

           c)   make calls for amounts unpaid on shares;

           d)   receive payments on shares in advance of calls;

           e) confiscate shares remaining unpaid after a call for payment or initiate legal action to receive the amount due;

           f)   declare dividends;

           g)   fill vacancies on the Board of Directors:

           h)   approve the financial statements of the Company;

           i)   pass, amend or repeal by-laws; and

           j) decide on any matter requiring the approval of the sole shareholder or of the shareholders;

           "UNANIMOUS SHAREHOLDER AGREEMENT" or "UNANIMOUS AGREEMENT" shall mean the written shareholder agreement referred to in section 123.91 of the Act as well as the written statement of the sole shareholder referred to in this same section.

6. DEFINITIONS IN THE ACT OR IN THE REGULATIONS. Subject to the above definitions, the definitions provided for in the Act or in its Regulations shall apply to the terms and to the expressions used in the by-laws of the Company.

C.         INTERPRETATION

7. RULES OF INTERPRETATION. Terms and expressions used only in the singular shall include the plural and vice-versa, and those importing the masculine gender include the feminine and the neutral genders and vice-versa.

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8.         DISCRETION. Unless otherwise provided, where the by-laws confer a discretionary power upon the sole director or on the directors, the latter shall exercise such power as they shall see fit, and shall act prudently, diligently, honestly and faithfully in the best interests of the Company and they shall avoid placing themselves in a position of conflict of interest between their personal interest and that of the Company. The sole director or the directors may also decide not to exercise such power. No provision contained in these by-laws shall be interpreted so as to increase the duties incumbent on the sole director or on the directors beyond those which are provided in the Act.

9. PRECEDENCE. In the event of a contradiction between the Act, the unanimous shareholder agreement or the written statement of the sole shareholder, the articles or the by-laws of the Company, the Act shall prevail over the unanimous shareholder agreement or the written statement of the sole shareholder, the articles and the by-laws; the unanimous shareholder agreement or the written statement of the sole shareholder shall prevail over the articles and the by-laws; and the articles shall prevail over the by-laws.

10. HEADINGS. The headings used in these by-laws shall serve merely as references and they shall not be considered in the interpretation of the terms, of the expressions or of the provisions contained in these by-laws.

11. TIME LIMITS. If the date set for doing anything, in particular the sending of a notice, falls on a non-juridical day, such thing may be validly done on the next juridical day. In computing any time limit set by these by-laws, the day which marks the starting point is not counted, but the day of the deadline is. Non-juridical days are counted but, when the last day is a non-juridical day, the time limit is extended to the next juridical day.

SECTION 2. COMPANY

D.         HEAD OFFICE AND ESTABLISHMENT

12. JUDICIAL DISTRICT AND ADDRESS OF HEAD OFFICE. The head office of the Company shall be located in the Province of Quebec in the judicial district indicated in its articles and at the address indicated at the relevant time in the declaration deposited in the Register or, in the meantime, in the Notice respecting the Address of the Head Office sent to the Inspector General pursuant to sections 123.14, 123.35 or
           123.36 of the Act.

13. CHANGE OF ADDRESS AND OF JUDICIAL DISTRICT. The sole director or the directors, by resolution, may change the address of the head office of the Company within the boundaries of the judicial district specified in its articles. The President of the Company and/or the Secretary or any other representative designated by the sole director or by the directors shall notify the Inspector General of this change by filing a declaration to this effect pursuant to AN ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS or, in the meantime, by sending to the Inspector General a Notice respecting the Address of the Head Office pursuant to section 123.35 of the Act. The sole director or the directors may transfer the head office of the Company to another judicial district by amending the articles of the Company. Such amendment shall take effect from the date indicated on the certificate of amendment.

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14.        ESTABLISHMENT. The Company may have an establishment elsewhere in the province in a judicial district other than that of its head office.
           It may also have an establishment outside the province by complying with any applicable laws.

15. NOTICES TO THE COMPANY. Notices or documents to be sent to, or served upon, the Company may be so sent or served, by registered or by certified mail, to or at the address of the head office indicated in the declaration deposited in the Register or, in the meantime, in the Notice respecting the Address of the Head Office sent to the Inspector General pursuant to sections 123.14, 123.35 or 123.36 of the Act. The Company shall be deemed to have received, or to have been served, such notices or documents on the date of normal mail delivery unless reasonable grounds to the contrary exist.

E.         SEAL AND OTHER MEANS OF IDENTIFICATION OF THE COMPANY.

16. FORM AND CONTENTS OF SEAL. Unless a different form or other contents are approved by the sole director or by the directors, the seal of the Company shall consist of two (2) concentric circles between which shall appear the corporate name of the Company and only the year of its incorporation may be written in the centre of this seal.

17. LOGO. The Company may approve one (1) or more legos according to the specifications prescribed by the sole director or by the directors.

18. FACSIMILE OF THE SEAL. If the Company carries on business outside the province in which its head office is located, it may approve one (1) or more facsimiles of its seal. Unless other contents are prescribed by the sole director or by the directors, on any such facsimile shall appear the corporate name of the Company and/or its version in the language of the province, of the territory, of the state or of the country or political subdivision thereof where the facsimile is used, the year of its incorporation only and the name of the province, of the territory, of the state or of the country or political subdivision thereof.

19. SAFEKEEPING OF THE SEAL. The seal shall be kept at the head office of the Company or at any other location determined by one (1) of the persons authorized to use it.

20. SAFEKEEPING OF THE FACSIMILE. The facsimile of the seal shall be kept at the principal establishment of the Company situated in the province, in the territory, in the state or in the country or political subdivision thereof where the facsimile is used or at any other location determined by one (1) of the persons authorized to use it.

21. USE OF THE SEAL. The use of the seal on a document issued by the Company shall be authorized by one (1) of the following persons:

           a)   the Managing Director;

           b)   the President of the Company;

           c)   any Vice-President;

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           d)   the Secretary;

           e)   the Treasurer; and

           f) any other representative designated by the sole director or by the directors.

22. USE OF THE FACSIMILE. The sole director or the directors shall determine the representatives authorized to use the facsimile of the seal of the Company and only one (1) such authorized representative, at a given time, may affix the facsimile to a document issued by the Company.

23. VALIDITY. The Company or its guarantors may not assert against a third party who has dealt in good faith with the Company or its assigns that a document bearing the seal of the Company or its facsimile and issued by the sole director or one (1) of its directors, of its officers or of its mandataries having actual or usual authority to issue such document is neither valid nor genuine.

24. NAME. The Company has a corporate name which shall be assigned to it at the time of its incorporation and it shall exercise its rights and perform its obligations under that name. The sole director or the directors may approve or, as the case may be; abandon, the use of one
           (1) or more assumed, trade or firm names or trade-marks so as to enable the Company to carry on business or to identify itself, or, as the case may be, to cease to carry on business or to identify itself, by a name other than its corporate name or to identify, or to cease to identify, its wares or services under one (1) or more trademarks. However, the corporate name of the Company shall be set out in legible characters on all its negotiable instruments, contracts, invoices and orders for goods or services.

F.         BOOKS AND REGISTERS

25. BOOK OF THE COMPANY. The Company shall opt for one (1) or more books in which the following documents, as the case may be, are to be kept:

           a) a copy of the articles of the Company as well as any related certificate;

           b)   the by-laws of the Company and any amendments thereto;

           c) a copy of the unanimous shareholder agreement or of the written statement of the sole shareholder;

           d)   a copy of the declarations deposited in the Register;

           e) a copy of the Notices respecting the Composition of the Board of Directors filed with the Inspector General pursuant to sections
                123.14 or 123.81 of the Act;

           f) a copy of the Notices respecting the Address of the Head Office filed with the Inspector General pursuant to sections 123.14,
                123.35 or 123.36 of the Act;

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           g)   the resolutions of the sole director or of the directors and of the committees of the Board of Directors and the minutes of their meetings;

           h) the resolutions of the sole shareholder or of the shareholders and the minutes of the meetings of the shareholders;

           i) a register of the directors indicating their surnames, their given names, their addresses as well as the date of the beginning and, as the case may be, of the end of their terms of office;

           j) a register of the shareholders indicating the names and addresses of the shareholders in alphabetical order, and the last-known address of the persons who presently hold or formerly held shares of the Company as well as the date of their registration as shareholders and as the case may be, the date on which they ceased to be so registered;

           k) a register of the shares issued by the Company indicating for each class or series of shares the names in alphabetical order of the persons who presently hold or who formerly held these shares, as the case may be, and the last-known addresses of the persons who presently hold or who formerly held these shares, the number of shares held by these persons, the date and the details of any transaction with respect to the shares, the amount due to the Company on these shares as well as the reference numbers for the purposes of the transfer and share certificate registers;

           l) a transfer register indicating the designation of the shares transferred, the number and date of transfer, the names of the transferor and of the transferee, the number of shares transferred as well as the numbers of the certificates being cancelled and issued; and

           m) a share certificate register indicating the number of the certificate, the number and the designation of the shares, the name of the holder of the share certificate and detailing the share transaction.

26. MINUTES AND RESOLUTIONS. The minutes of the meetings of the Board of Directors and the resolutions of the sole director or of the directors as well as the minutes of the meetings of the shareholders and the resolutions of the sole shareholder or of the shareholders may be kept in the same Book of the Company under the same tab divider.

27. SAFEKEEPING. The Book of the Company shall be kept at the head office of the Company or at any other place determined by the sole director or by the directors.

28. ACCOUNTING RECORDS. The Company shall also keep at its head office in the Province of Quebec one (1) or more books in which are recorded its receipts and disbursements and the matters to which each relates, its financial transactions as well as its credits and liabilities.

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29.        EXAMINATION OF BOOKS, REGISTERS AND DOCUMENTS. Subject to the Act,
           the sole director or the directors and their mandataries may examine, during the normal business hours of the Company, the articles of the Company, its by-laws and any amendments thereto, the unanimous shareholder agreement or the written statement of the sole shareholder, the minutes of the meetings of the Board of Directors and the resolutions of the sole director or of the directors, the minutes of the meetings of the shareholders and the resolutions of the sole shareholder or of the shareholders, the copies of the declarations deposited in the Register and, in the meantime, the Notices respecting the Address of the Head Office sent to the Inspector General pursuant to sections 123.14, 123.35 or 123.36 of the Act and the Notices respecting the Composition of the Board of Directors sent to the Inspector General pursuant to sections 123.14 or 123.81 of the Act, the share register indicating the names and addresses of the shareholder or of the shareholders, the number of shares held, the date and the details of the issue and of the transfer of shares as well as the amount due on each share. Subject to the Act, no creditor of the Company may examine the books, registers and documents of the Company and no shareholder, including the sole shareholder, unless he is also, as the case may be, the sole director or a director, may examine the books, registers and documents of the Company except for those specifically referred to in this paragraph.

30. NON-CERTIFIED COPIES. The sole shareholder or the shareholders as well as their mandataries may obtain, upon request and without charge, a non-certified copy of the articles and of the by-laws of the Company and of any amendments thereto as well as of the unanimous shareholder agreement or of the written statement of the sole shareholder, as the case may be.

31. DISCLOSURE OF INFORMATION TO SHAREHOLDERS. Unless otherwise provided in the Act, no shareholder may insist upon being informed with respect to the management of the Company especially where, in the opinion of the sole director or of the directors, it would be contrary to the interests of the Company to render any information public. Subject to paragraph 29 above, the sole director or the directors may determine the conditions under which the books, registers and documents of the Company may be made available to the sole shareholder or to the shareholders.

PART II         COMPANY WITH MORE THAN ONE DIRECTOR AND/OR SHAREHOLDER

SECTION 1. REPRESENTATION OF THE COMPANY

32. REPRESENTATIVE BODIES. The Company shall act through its representative bodies: the Board of Directors, the officers, the meeting of the shareholders and its other representatives. These bodies shall represent the Company within the limits of the powers granted to them by virtue of the Act, of the articles or of the present by-laws. The Board of Directors may be designated by any other name in a document issued by the Company.

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A.         DIRECTORS

33. MANDATARY. The director shall be considered to be a mandatary of the Company. He shall have the powers and the duties set out in the Act and in the present by-laws as well as those which are inherent in the nature of his office. In the course of discharging his duties, he shall respect the duties with which he is charged under the Act, the articles, a unanimous shareholder agreement and the present by-laws and he shall act within the limits of the powers granted to him.

34. NUMBER. The exact number of directors shall be determined by the Board of Directors between the minimum and the maximum indicated in its articles. Failing such a decision, the exact number of directors of the Company shall be the number of directors whose names appear at the relevant time in the declaration deposited in the Register or, in the meantime, in the Notice respecting the Composition of the Board of Directors filed with the Inspector General pursuant to sections
           123.14 or 123.81 of the Act. The Company may amend its articles to increase or to decrease the exact number or the minimum or maximum number of directors. However, only a decrease in such numbers may shorten the term of office of the directors then in office.

35. QUALIFICATIONS. Subject to the articles or to a unanimous agreement, a person need not be a resident of Canada or of the Province of Quebec or a shareholder in order to become a director of the Company. Moreover, any natural person may be a director except for a person who is under eighteen (18) years of age, a person of full age under tutorship or curatorship or assisted by an adviser, a person declared incapable by a court of law in another province, in another territory or in another country or political subdivision thereof, a person who is an undischarged bankrupt or a person who has been barred by a court of law from holding such an office.

36. ELECTION. The directors shall be elected by the shareholders at each annual general meeting or, as the case may be, at a special general meeting. In the event of a change in the composition of the Board of Directors, the Company shall give notice of this change by filing a declaration with the Inspector General in accordance with AN ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS, or, in the meantime, by sending to the Inspector General a Notice respecting the Composition of the Board of Directors in accordance with section
           123.81 of the Act.

37. ACCEPTANCE OF OFFICE. A director may accept his office expressly by signing an Acceptance of Office form to this end. Furthermore, his acceptance maybe made tacitly and, in such a case, it may be inferred from the actions, acts, deeds and even from the silence of the director.

38. TERM OF OFFICE. Unless otherwise decided by the shareholders, each director shall hold office for a term of one (1) year or until his successor or his replacement shall have been appointed or elected, unless the term of office of the director ends prematurely. A director whose term of office has ended may be re-elected. The term of office of the directors whose names appear at the relevant time in the declaration deposited in the Register or, in the meantime, in the Notice respecting the Composition of the Board of

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           Directors filed with the Inspector General in accordance with section
           123.14 of the Act shall commence on the date of the certificate of incorporation and shall end when that of their successors or of their replacements shall commence.

39. DE FACTO DIRECTORS. The actions, acts or deeds of the directors shall not be voidable by reason only that the latter were incapable, that their appointment was irregularly made or that a declaration filed with the Inspector General and deposited in the Register or that a Notice respecting the Composition of the Board of Directors sent to the Inspector General in accordance with sections 123.14 or 123.81 of the Act are incomplete, irregular or erroneous. The action, act or deed of a person who no longer holds the office of director shall be valid unless, before that action, act or deed, a written notice shall have been sent or tendered to the Board of Directors or unless a written notice stating that such person is no longer a director of the Company shall have been registered in the Book of the Company. This presumption shall only be valid with respect to persons acting in good faith.

40. NOTICES TO DIRECTORS. The notices or documents required by the Act, by the articles, by the by-laws of the Company or by the unanimous shareholder agreement to be sent to the directors may be sent by registered or certified trail or delivered personally to the directors, to or at the address indicated at that time in the Book of the Company or at the relevant time in the declaration deposited in the Register or, in the meantime, in the Notice respecting the Composition of the Board of Directors filed with the Inspector General in accordance with sections 123.14 or 123.81 of the Act. The directors to whom are sent notices or documents shall be deemed to have received them at the date of normal mail delivery unless reasonable grounds to the contrary exist. In order to prove the receipt and the date thereof, it shall be sufficient to establish that the letter was registered or certified, that it was properly addressed and that it was deposited at a post office, as well as the date at which it was so deposited and the time which was necessary for it to be delivered in the ordinary course of mail delivery, or, if the letter was delivered in person, it shall be sufficient to produce a dated acknowledgement of receipt bearing the signature of the director.

41. REMUNERATION AND EXPENSES. The directors may fix their own remuneration without having to pass a resolution to this end. Unless otherwise provided, such remuneration shall be in addition to any other remuneration paid to the directors in another capacity. A director may receive advances and shall be entitled to be reimbursed for all expenses incurred in the execution of his office. Moreover, the Board of Directors may pay an additional remuneration to any of its members undertaking any task outside the ordinary course of his office.

42. CONFLICT OF INTEREST AND OF DUTIES. No director may mingle the property of the Company with his own; nor may he use, for his own profit or for that of a third party, any property of the Company or any information which he obtains by reason of his duties, unless he is authorized to do so by the shareholders of the Company. A director shall avoid placing himself in a position of conflict of interest between his personal interest and his duties as director. He shall declare to the Company any interest which he holds in an enterprise or in an association which is likely to place him in a position of conflict of interest as well as any right which he may set up against it, indicating, as the case may be, its nature and its value. This declaration of interest shall be recorded in the minutes of the proceedings of the Board of Directors or in the resolution in lieu of a meeting. A director, even in the discharge of his duties, may acquire, directly or indirectly, an interest in the property under his administration or he may contract with the Company. He shall notify the Company immediately of this fact, indicating the nature and the value of the rights which he is acquiring, and request that this fact be recorded in the minutes of the proceedings of the Board of Directors or in the resolution in lieu of a meeting. Except where required, he shall abstain from discussing, and from voting on, the matter. This rule, however, shall not apply to matters regarding the remuneration of the director or his terms of employment. The directors, however, may grant guarantees, by way of mortgage, hypothec or otherwise, upon the assets of the Company, to any director or officer who personally guarantees the liabilities of the Company. Subject to the above, the directors may also serve on the Board of Directors of other enterprises, even where the latter are competitors, and they may act as consultants or in another capacity for such enterprises.

43. RESIGNATION. A director may resign from office by forwarding a letter of resignation to the head office of the Company by courier or by registered or certified mail. The resignation of a director shall be approved by the directors. Subject to such approval, the resignation shall become effective on the date when the letter of resignation shall have been received by the Company or on the date specified in the letter of resignation if the latter is subsequent to the date of its sending. Such resignation, however, shall not discharge the director from paying any debt owing to the Company before his resignation became effective. A director shall be liable for any injury caused to the Company by his resignation if he submits it without a serious reason and at an inopportune moment. However, a director shall be entitled to the remuneration which he has earned until the date of his resignation.

44. REMOVAL FROM OFFICE. Unless otherwise provided in the articles or in a unanimous agreement, any director may be removed from office prematurely by way of a resolution passed, at a special general meeting called for this purpose, by a majority of the shareholders entitled to elect him. Notwithstanding the fact that the director is removed from office prematurely, without a serious reason and at an inopportune moment, the Company shall not be liable for any injury caused to a director by his removal from office. Where the holders of a class or of a series of shares have the exclusive right to elect a director, the latter may only be removed from office by a resolution passed at a meeting of the holders of that class or of that series. The director against whom a request for removal from office is directed shall be notified of the place, of the date and of the time of the meeting within the same time frame as that provided for the calling of the meeting. He shall have the right to attend and to address the meeting or, in a written statement read by the chairman of the meeting, to put forth the reasons for which he opposes the resolution proposing his removal from office. Furthermore, at the same meeting, the shareholders, by a resolution, may fill a vacancy caused by the removal from office of the director.

45. END OF TERM OF OFFICE. The term of office of a director of the Company shall end in the event of his death, of his resignation, of his removal from office or IPSO FACTO if he no longer qualifies as a director, upon expiry of his term of office, by the institution of a method of protective supervision in his respect or by one of the common causes of extinction of obligations provided for by law. The term of office of a director shall also end in the event of the bankruptcy of the Company.

46. VACANCIES. Subject to the Act, to paragraph 44 hereof and unless the articles provide otherwise, the directors, if a quorum exists, may fill a vacancy in their numbers on the Board of Directors. If the vacancy cannot be so filled by the directors, the latter shall call, within thirty (30) days, a special general meeting of the shareholders in order to fill this vacancy. If there are no longer any directors sitting on the Board of Directors or if the directors fail to call such a meeting within the prescribed time limit, one (1) or more shareholders holding not less than one-tenth (1/10) of the issued shares of the Company may call such a meeting. In the event that the term of office of the directors shall have ended before any shares of the Company have been issued, the last director shall be deemed to have subscribed for one (1) share of the Company and this share shall be deemed to have been issued conditionally at the end of the term of office of this director thirty (30) days before the end of such term. Such share need not be fully paid-up at the time of its issue. The shareholder shall then proceed forthwith to elect a new Board of Directors. Vacancies on the Board of Directors shall then be filled by a resolution of the shareholders or, as the case may be, of the holders of a class or of a series of shares having an exclusive right to elect the director whose office is vacant. A director appointed to fill a vacancy shall complete the unexpired portion of his predecessor's term and shall remain in office until his successor or his replacement shall be appointed or elected. The Company shall give notice of this change by filing a declaration with the Inspector General pursuant to AN ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS, or, in the meantime, by sending to the Inspector General a Notice respecting the Composition of the Board of Directors pursuant to section 123.81 of the Act.

B.         POWERS OF THE DIRECTORS

47. GENERAL RULE. The directors shall supervise the management and carry on the business and affairs of the Company and they may execute, in the name of the latter, contracts of any kind which are allowed by law. Generally speaking, they shall exercise all the powers of the Company and perform all the actions, acts or deeds within the limits of the powers of the latter, except those which the Act or a unanimous agreement expressly reserve for the shareholders. In particular, the directors shall be expressly authorized to lease, to purchase or otherwise acquire or to sell, to exchange, to hypothecate or to mortgage, to pledge or otherwise dispose of the movable or immovable property, presently held or after-acquired, of the Company. Finally, they may perform any other action, act or deed which is useful or necessary in the interests of the Company.

48. DUTIES. Every director of the Company, in the exercise of his powers and in the discharge of his duties, shall act prudently, diligently, honestly and faithfully in the best interests of the Company and avoid placing himself in a position of conflict of interest between his personal interest and that of the Company. Moreover, every director of the

           Company shall comply with the Act and its Regulations, with the articles, with the by-laws of the Company and with any unanimous shareholder agreement of the Company.

49. CALLS FOR PAYMENT. The directors, by resolution, may make calls for payment and demand from the shareholders payment of the whole or any part of the amount unpaid on the purchase price of shares subscribed for or held by them. Each shareholder shall pay the amount called for at the time and place fixed by the directors.

50. GIFTS INTER VIVOS. The directors may make gifts INTER VIVOS of the assets of the Company, even for a substantial value, without having to obtain the consent of the shareholders provided that such gifts shall be made in the best interests of the Company.

51. BY-LAWS. Unless otherwise provided in the articles, in the by-laws of the Company or in a unanimous shareholder agreement, the directors, by resolution, may pass, amend or repeal any by-law governing the affairs of the Company. By-laws passed, amended or repealed by the directors according to the above shall be submitted to the shareholders at the following annual general meeting. By-laws passed amended or repealed by the directors shall take effect on the date of their passage, amendment or repeal by the directors. After confirmation or amendment by the shareholders they shall continue in force in their original or amended state, as the case may be. However, they shall cease to have effect following their rejection by the shareholders or in the event of failure by the directors to submit them to the shareholders at the annual general meeting following their passage. Nevertheless, it shall be possible, in the meantime to obtain confirmation of these by-laws by a special general meeting of the shareholders of the Company duly called for this purpose. By-laws relating to the appointment to the office to the duties, to the remuneration and to the removal from office of the officers or of the employees of the Company as well as those pertaining to the bond which the latter shall provide need not be approved by the shareholders in order to continue in force. Furthermore. in the event of a rejection by the shareholders of a by-law or of a failure by the directors to submit this by-law to the annual general meeting of the shareholders, any subsequent resolution by the directors to the same general effect, within the two (2) years immediately following, cannot come into force until after confirmation by the shareholders.

52. BANKING AND FINANCE. Banking and financial operations of the Company shall be carried on with the banks or other financial institutions designated by the directors. The directors shall also designate one
           (1) or more persons to carry out these banking or financial operations on behalf of the Company.

53. FINANCIAL YEAR. The date of the end of the financial year of the Company shall be determined by the directors.

54. DISSENT. A director in attendance at a meeting of the Board of Directors or of the Executive Committee or of another committee of the Board of Directors shall not be bound by the actions, acts or deeds of the Company and shall not be deemed to have approved all the resolutions passed or all the decisions made if, in the course of the meeting, his dissent is recorded in the minutes of the meeting, whether at his request or not, or if a notice in writing of his dissent is sent to the secretary of the meeting before the adjournment or rising of the meeting or if his dissent is sent to the Company by registered or certified mail or is delivered to the head office of the Company immediately after the meeting is adjourned. A director absent from a meeting of the Board of Directors or of the Executive Committee or of another committee of the Board of Directors shall be deemed not to have approved any resolution or to have participated in any decision made at this meeting, if, within seven
           (7) days after becoming aware of the resolution, he causes his dissent to be recorded in the minutes of the meeting or if he sends his dissent or has it sent by registered or certified mail or delivers it or has it delivered to the head office of the Company.

55. APPROVAL BY SHAREHOLDERS. The directors, in their discretion, may submit any contract, decision made or transaction for approval, confirmation or ratification at a meeting of the shareholders called for this purpose. Subject to the Act, any such contract, decision made or transaction shall be approved, ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting and, unless any different or additional requirement is imposed by the Act, by the articles or by any other by-law of the Company, such contract, such decision made or such transaction shall be as valid and as binding upon the Company and upon the shareholders as if it had been approved, confirmed or ratified by all the shareholders of the Company.

C.         MEETINGS OF THE BOARD OF DIRECTORS

56. CALLING OF MEETINGS. The Chairman of the Board of Directors, the President of the Company, any Vice-President, the Secretary or any two (2) directors may call at any time a meeting of the directors and the Secretary of the Company shall call the meeting when so directed or otherwise authorized to do so. Such meetings shall be called by way of a notice sent by mail, by telegram, by telex or by any other electronic means or delivered in person to the directors to or at the address appearing at that time in the Book of the Company or at the relevant time in the declaration deposited in the Register or, in the meantime, in the Notice respecting the Composition of the Board of Directors filed with the Inspector General pursuant to sections 123:14 and or 123.81 of the Act. The notice of the meeting shall specify the place the date and the time of such meeting and, subject to paragraph 60 below, be received at least two (2) clear juridical days prior to the date set for the meeting. It need specify neither the purpose nor the agenda of the meeting but it shall detail any question respecting the reserved powers. The director shall be deemed to have received this notice within the normal time for delivery according to the means of communication used unless there are reasonable grounds for believing that the notice was not received on time or that it was not received at all. If the address of a director does not appear in the Book of the Company, this notice may be sent to the address where, in the judgment of the sender, it is most likely to be received promptly by the director.

57. FIRST DIRECTORS' RESOLUTIONS. After the issue of the certificate of incorporation, the first directors, by way of resolutions in writing, may pass by-laws, approve forms of share certificates and of registers of the Company, authorize the issue of shares, appoint officers, appoint one (1) or more auditors, or, as the case may be, accountants of the Company, make any necessary arrangements with banks or financial institutions, and deal with any other question.

58. REGULAR MEETINGS. The directors may determine the place, the date and the time where or when regular meetings of the Board of Directors shall be held. A copy of any resolution of the Board of Directors setting the place, the date and the time of these regular meetings shall be sent to each director immediately after its passage but no further notice of a regular meeting shall be required unless a question relating to the reserved powers must be dealt with or settled at that meeting.

59. ANNUAL MEETING. Each year, immediately after the annual general meeting of the shareholders, a meeting of the newly-elected directors shall be held, provided that a quorum exists, for the purposes of appointing the officers, the accountant of the Company, as the case may be, and the other representatives of the Company, and to deal with any question which may be raised thereat. Such meeting shall be held without notice unless a question respecting the reserved powers must be dealt with or settled at that meeting.

60. EMERGENCY MEETING. A meeting of directors may be called by any means, at least three (3) hours before the meeting, by one (1) of the persons who have the power to call a meeting of directors, if, in the opinion of such person, it is urgent that a meeting be held. In determining the validity of a meeting so called, this notice shall be considered sufficient in itself.

61. WAIVER OF NOTICE. Any director, orally or in writing, may waive his right to receive notice of a meeting of the Board of Directors or of a change in such notice or in the time limit indicated therein. Such waiver may be given validly before, during or after the meeting in question. The attendance of a director at the meeting, in itself, shall constitute a waiver, except where he indicates that he is attending the meeting for the express purpose of objecting to the proceedings because, among other reasons, the meeting was not validly called. The signature of a written resolution in lieu of a meeting shall also constitute a waiver of notice of the calling and of the holding of an actual meeting.

62. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the head office of the Company or at any other place, in the Province of Quebec or elsewhere, which the directors may determine.

63. QUORUM. Subject to the Act, to the articles, to the by-laws of the Company or to a unanimous shareholder agreement, the quorum at a meeting of the Board of Directors shall be a majority of the directors then in office. If a quorum is not attained within fifteen
           (15) minutes after commencement of the meeting, the directors may only decide on an adjournment thereof. The quorum shall be maintained for the duration of the meeting.

64. PRESIDENT AND SECRETARY. The Chairman of the Board of Directors or, in his absence, the President of the Company or any Vice-President shall chair all meetings of the Board of Directors, and the Secretary of the Company shall act as the secretary thereof. In their absence, the directors shall choose a chairman from their number, and, as the case may be, any person to act as secretary of the meeting.

65. PROCEDURE. The chairman of a meeting of the Board of Directors shall be responsible for the proper conduct of the meeting, shall submit to the directors the proposals which must be put to a vote and, generally, shall establish reasonable and impartial rules of procedure to be followed, subject to the Act, to the by-laws of the Company or to the rules of procedure usually followed during deliberating assemblies. Failure by the chairman of the meeting to submit a proposal shall entitle any director to do so before the end or the adjournment of said meeting; if such proposal falls within the powers of the directors and if no reference thereto is required in the notice of the meeting, the directors may consider the, proposal without it having been seconded. To this end, the agenda for any meeting of the Board of Directors shall be deemed to allow, time for the directors to submit their proposals.

66. VOTE. Each director may cast one (1) vote and all questions submitted to the Board of Directors shall be decided by a majority vote of the directors present and voting. Voting shall be by a show of hands unless the chairman of the meeting or a director in attendance requests a ballot. If a ballot is held, the secretary of the meeting shall as a scrutineer and count the ballots. In both cases, if one
           (1) or more directors participate in a meeting by technical means, they shall indicate orally to the secretary the manner in which they shall be casting their vote. Voting by proxy shall not be permitted at meetings of the Board of Directors. The chairman of the meeting shall not have a second or casting vote in the event of a tie vote.

67. MEETING BY TECHNICAL MEANS. One (1), several or all the directors, with the consent of all the other directors of the Company, which consent may be given before, during or after the meeting, in a specific manner for a given meeting or in a general manner for all subsequent meetings, may participate in a meeting of the Board of Directors by way of technical means, such as a telephone, which enable them to communicate simultaneously and instantaneously with the other directors or persons attending, or participating in, the meeting. In such cases, these directors shall be deemed to have attended the meeting, which shall be deemed to have been held in the Province of Quebec. The directors amending, or participating in, a meeting held using such technical means may decide on any matter, such as the passage of a by-law, one (1) of the reserved powers or the replacement of a director. A director may also declare any conflict of interest at such meeting. The Secretary shall keep minutes of such meetings and shall record any dissent. The statement by the chairman and by the secretary of the meeting so held to the effect that a director participated in the meeting shall be valid until proven otherwise. In the event of an interruption in the communication with one (1) or more directors, the meeting shall continue to be valid if a quorum is maintained.

68. RESOLUTIONS IN LIEU OF MEETINGS. Resolutions in writing, signed by all the directors entitled to vote on them at meetings of the Board of Directors, shall be as valid as if they had been passed at such meetings. A copy of these resolutions, once passed, shall be kept with the minutes of the proceedings of the Board of Directors.

69. ADJOURNMENT. The chairman of a meeting of the Board of Directors, with the consent of the majority of the directors in attendance, may adjourn this meeting to another place, date and time without having to provide notice of the meeting again to the directors. The reconvening of any meeting so adjourned may take place without notice if the place, the date and the time of the adjourned meeting are announced at the original meeting. Upon reconvening of the meeting, the directors may validly decide on any matter which was not settled at the original meeting, provided a quorum is present. The directors who constituted the quorum at the original meeting need not be those constituting the quorum at the reconvened meeting. If a quorum does not exist at the reconvened meeting, the meeting shall be deemed to have ended at the previous meeting when the adjournment was pronounced.

70. VALIDITY. Decisions made during a meeting of the Board of Directors shall be valid notwithstanding an irregularity, thereafter discovered, in the election or appointment of one (1) or more of them or their inability to serve as directors.

D.         OFFICERS AND REPRESENTATIVES

71. APPOINTMENT. Subject to the provisions of the articles, of the by-laws or of any unanimous agreement, the directors may appoint any qualified person, who, unless otherwise provided in the present by-laws, does not necessarily have to be a shareholder or a director of the Company, to the office of President of the Company, of Chairman of the Board of Directors, of Vice-President, of Treasurer or of Secretary, and they may provide for assistants to such officers. Moreover, the directors, or the President of the Company or the Chairman of the Board of Directors with the consent of the directors, may create any other office and appoint thereto qualified persons, whether they be shareholders of the Company or not, to represent the Company and to discharge the duties which they determine. The officers or the representatives may delegate the powers which they have received from the directors as well as those which are inherent in their office. However, they shall select their substitutes carefully and provide them with appropriate instructions.

72. CUMULATIVE DUTIES. The same person may hold two (2) or more offices within the Company, provided that they are not incompatible with each other. Where the same person holds the offices of Secretary and Treasurer, he may, but need not, be designated as the "Secretary-Treasurer" of the Company.

73. TERM OF OFFICE. The term of office of the officers or of the other representatives of the Company shall begin with their acceptance of the office and such acceptance may be inferred from their actions, acts or deeds. Their term of office shall continue until their successors or their replacements shall have been appointed by the directors unless their term of office ends prematurely in accordance with paragraphs 92 to 94 of the present by-laws.

74. REMUNERATION. The remuneration of the officers or of the representatives of the Company shall be fixed by the directors without their having to pass a resolution to this end, or, in the absence of such a decision, by the President of the Company. Unless indicated otherwise, such remuneration shall be in addition to any other remuneration paid to the officer or to the representative of the Company in another capacity. The fact that any officer representative or employee shall be a director or a shareholder of the

           Company shall not disqualify him from receiving, in his capacity as officer, representative or employee, such remuneration as may be determined.

75. POWERS. Subject to the articles, to the by-laws or to a unanimous shareholder agreement, the directors shall determine the powers of the officers and of the other representatives of the Company. The directors may delegate to them all their powers, except the reserved powers or those which require the approval of the shareholders. The officers and the other representatives shall also have the powers inherent in the Act or which normally relate to their office. Furthermore, they may exercise these powers either within or outside the Province of Quebec.

76. DUTIES. The officers and the representatives, in the discharge of their duties, shall act prudently, diligently, honestly and faithfully in the best interests of the Company and within the limits of their respective offices and they shall avoid placing themselves in a position of conflict of interest between their personal interest and that of the Company. They shall be deemed to have acted within the limits of their offices when they discharge their duties in a manner which is more-advantageous for the Company. They shall be held liable to the Company for actions, acts or deeds performed alone which they were only authorized to carry out in conjunction with one
           (1) or more other persons unless they acted in a manner which turned out to be more advantageous for the Company than that which had been agreed upon. In arriving at a decision, they may rely in good faith on the opinion or on the report of an expert and, in such a case, shall be deemed to have acted prudently, diligently, honestly and faithfully in the best interests of the Company.

77. CHAIRMAN OF THE BOARD OF DIRECTORS. The directors may appoint a Chairman of the Board of Directors who shall be a director. If a Chairman of the Board of Directors is appointed, the directors may delegate to him all of the powers and duties conferred by the present by-laws on the President of the Company as well as any other powers which the directors may determine.

78. PRESIDENT OF THE COMPANY. The President of the Company shall be its chief executive officer subject to the control of the directors. He shall supervise, administer and manage generally the affairs of the Company, except for the reserved powers and for the business which must be transacted by the shareholders at annual or special general meetings. He shall hire and dismiss the mandataries or the employees of the Company. He shall also exercise all the powers and discharge all the duties delegated to him by the directors. When requested to do so by the directors, or by one (1) or more of them, he shall provide all relevant information relating to the business of the Company. If no Chairman of the Board of Directors has been elected, or, if he is absent or unable to act, the President of the Company if he is a director and if he is in attendance, shall chair all meetings of the Board of Directors and all meetings of the shareholders.

79. VICE-PRESIDENT. In the absence of the President of the Company or in the event of the latter's inability, refusal or failure to act, the Vice-President shall possess all the powers and assume all the duties of the President of the Company save that no Vice-President shall chair a meeting of the Board of Directors or a meeting of the shareholders who is not otherwise qualified to attend such meeting as a director or as a shareholder, as the case may be. If there is more than one (1) Vice-President, the President of the Company shall designate any Vice-President to act on his behalf, and, if the President of the Company fails to do so, the directors may designate such Vice-President and, finally, failing such designation by the directors, the Vice-Presidents may as on the basis of seniority.

80. TREASURER. The Treasurer shall manage generally the finances of the Company. He shall be responsible for all fund, shares, books, receipts or discharges and other documents of the Company. He shall deposit all money and other valuables in the name and to the credit of the Company in the bank or other financial institution chosen by the directors. He shall submit at each meeting of Board of Directors, whenever required to do so by the President of the Company or by a director, a detailed statement of account of the receipts and disbursements as well as a detailed accounting of the financial situation of the Company. He shall present a detailed financial statement of the Company, prepared in accordance with the Act, at the meeting of the Board of Directors prior to the annual general meeting of the shareholders. He shall be responsible for receiving, and for issuing receipts for, the amounts payable to the Company, and for paying, and for receiving receipts for, amounts which the Company owes, whatever the source of the funds may be. He shall discharge all duties which are inherent in his office as well as those powers and duties determined by the directors. The latter may appoint an Assistant-Treasurer in order to assist the Treasurer of the Company in the discharge of his duties.

81. SECRETARY. The Secretary shall act as secretary at all meetings of the Board of Directors and of the committees of the Board of Directors and at all the meetings of the shareholders. He shall ensure that all notices are given and that all documents are sent in accordance with the provisions the Act and with the by-laws of the Company and shall keep, in the Book of the Company, the minutes of the meetings of the Board of Directors, of the committees of the Board of Directors and of the meetings of the shareholders. Moreover, he shall be responsible for the safekeeping of the seal of the Company and shall ensure the maintenance and the updating of all books, registers, reports, certificates and other documents of the Company. He shall also be responsible for the filing of the records of the latter. He shall countersign the minutes and the share certificates. Finally, he shall discharge such other duties as are entrusted to him by the President of the Company or by the directors. The Assistant-Secretary shall exercise the powers and discharge the duties which are delegated to him by the directors or by the Secretary.

82. GENERAL MANAGER. The directors may appoint a person to act as General Manager. They may delegate to him all their powers except for the reserved powers. The remuneration of the General Manager shall be fixed by the directors. Unless otherwise provided, such remuneration shall be in addition to any other remuneration to be paid to him in another capacity by the Company. The General Manager shall be entitled to be compensated by the Company for fees and expenses incurred in the discharge of his duties.

83. POSTING OF SECURITY BOND. The directors, the President of the Company or any person duly authorized by any one (1) of them, may require that certain officers, representatives

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           or employees of the Company post a security bond, in such form and containing such guarantees as the directors may determine, in order to guarantee the proper performance of their powers and discharge of their duties.

84. CONFLICT OF INTEREST. Any officer or representative shall avoid placing himself in a position of conflict of interest between his personal interest and that of the Company and he shall declare any conflict of interest to the directors. The rules governing conflicts of interest of the directors shall apply with all necessary changes, to the officers and to the representatives.

85. SIGNING OF DOCUMENTS. Contracts, documents or instruments in writing requiring the signature of the Company may be signed by the President of the Company alone or by two (2) persons holding the office of Vice-President, of Chairman of the Board of Directors, of director, of Secretary, of Treasurer or of General Manager or by their duly authorized assistants and all contracts, documents or instruments in writing so signed shall bind the Company without the necessity of any other authorization or formality. The directors may also designate any other person to sign and to deliver on behalf of the Company all contracts, documents or in writing and such authorization may be given by resolution in general or in specific terms.

86. SIGNING OF DECLARATIONS TO BE DEPOSITED IN THE REGISTER. The declarations which are to be filed with the Inspector General pursuant to AN ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS may be signed by the President of the Company, by any director of the Company or by any person authorized by the directors.

87. MECHANICALLY-REPRODUCED SIGNATURE. Subject to the Act, the directors may permit the contracts, documents or instruments in writing which are issued by the Company to bear mechanically-reproduced signatures. The signature of a resolution in lieu of a meeting of the Board of Directors or of the shareholders may also be mechanically reproduced, including the use of a stamp as a signature.

88. PROXYHOLDER OF THE COMPANY. The directors may authorize any person to sign and to convey proxies and to ensure that the proper ballots or other evidence of the right to vote attached to all the shares held by the Company be issued. Furthermore, the directors, from time to time, may determine the manner in which, and designate one (1) or more persons by whom, the rights to vote may or shall be exercised.

89. LEGAL OR OTHER PROCEEDINGS. The President of the Company, any officer o: any other person authorized by the directors or by the President of the Company shall be respectively authorized to commence any action, suit, application or proceeding of a legal, administrative or other nature on behalf of the Company or to appear and to answer for the Company with respect to any writ, order or injunction, issued by any court of law or by any tribunal, with respect to any interrogatories upon articulated facts, and with respect to any other action, suit, application or other proceeding in which the Company shall be involved; to answer in the name of the Company with respect to any seizure by garnishment in which the Company shall be garnishee and to make any affidavit or sworn declaration relating to such garnishment or to any other proceeding to which the

                                       21
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           Company shall be made a party; to make demands or requests for assignment of property or applications or petitions for winding-up or sequestration orders against any debtor of the Company; to attend and to vote at, any meeting of the creditors or of the debtors of the Company; to grant proxies and to take, with respect to such actions, suits, applications or proceedings, any other action, act or deed or to make any other decision deemed to be in the best interests of the Company.

90. PRIMA FACIE EVIDENCE OF BY-LAW. A copy of a by-law of the Company to which the seal of the Company has been affixed and which purports to have been signed by the President of the Company or by the Secretary shall be admissible as against any shareholder of the Company as being, in itself PRIMA FACIE evidence of the by-law.

91. DE FACTO OFFICERS OR REPRESENTATIVES. The actions, acts or deeds carried out by the officers or by the representatives shall not be voidable by reason only of the fact that they were incapable or that their appointment was irregularly made.

92. RESIGNATION. Any officer or representative may resign from office by forwarding a letter of resignation to the head office of the Company by courier or by registered or certified mail. The resignation shall become effective upon receipt of the letter of resignation by the Company or at any later date specified therein. However, the resignation of an officer or of a representative may only take place subject to the provisions of any existing employment contract between him and the Company. The resignation shall not discharge the officer or the representative from the payment of any debt owing by him to the Company before his resignation became effective. However, the officer or the representative shall be liable for any injury caused to the Company by his resignation if he submits it without a serious reason and at an inopportune moment.

93. REMOVAL FROM OFFICE. The directors may remove from office any officer or representative of the Company and may choose his successor or his replacement. Nevertheless, the removal from office of an officer or of a representative may only take place subject to the provisions of any existing employment contract between him and the Company. However, the Company shall be liable for any injury caused to the officer or to the representative by his removal from office without a serious reason and at an inopportune moment.

94. END OF TERM OF OFFICE. The term of office of an officer or of a representative shall end upon his death, his resignation, his removal from office, upon expiry of his term of office as officer or representative, if he is declared incapable by a court of law in another province, in another territory, or in another country or a political subdivision thereof, if he becomes an undischarged bankrupt, upon appointment of his successor or of his replacement, by the institution of a method of protective supervision in his respect or by one of the common causes of extinction of obligations provided for by law.

E.         EXECUTIVE COMMITTEE AND OTHER COMMITTEES

95.        APPOINTMENT. The Board of Directors, if it consists of more than six
           (6) directors, may create an Executive Committee made up of at least three (3) directors, insofar as it is

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           authorized to do so by a by-law duly passed by the vote of at least two-thirds (2/3) in value of the shares represented by the shareholders in attendance at a special general meeting of the Company. The appointment of members of the Executive Committee shall normally take place at the meeting of the Board of Directors immediately following the annual general meeting of the shareholders.

96. QUALIFICATIONS. The members of the Executive Committee of the Board of Directors shall be chosen from among the directors. A majority of the members of the Executive Committee need not be resident Canadians or residents of the Province of Quebec.

97. POWERS. Subject to the restrictions contained in the by-law passed by the shareholders with respect to the Executive Committee and subject to other by-laws which may be passed from time to time by the directors, the Executive Committee shall exercise, under the control of the directors, all the powers of the directors with regard to the management and control of the business of the Company, except for the reserved powers and those powers which require the approval of the shareholders. The Executive Committee shall report on its activities to the directors who may reverse or modify the decisions of the Executive Committee, subject to the rights of third parties. The Executive Committee shall consult with, and assist, the officers and the representatives in all matters concerning the Company and its management.

98. MEETINGS. The directors or any person appointed by them may call meetings of the Executive Committee at any time. These meetings shall be chaired by the Chairman of the Board of Directors, or, in his absence, by a chairman selected from among their number by the members in attendance. The Secretary of the Company shall also act as the secretary of the Executive Committee, unless the Executive Committee decides otherwise. Written resolutions signed by all the members of the Executive Committee shall be as valid as if they had been passed at a meeting of the Executive Committee. A copy of these resolutions, once passed, shall be kept with the minutes of the proceedings of the Executive Committee. The rules applicable to meetings of the Board of Directors shall apply, with all necessary changes, to meetings of the Executive Committee. The quorum at meetings of the Executive Committee shall be a majority of the members of the Executive Committee.

99. REMUNERATION. Members of the Executive Committee shall be entitled to be compensated for their services which the directors of the Company shall fix without having to pass a resolution to this end. Unless otherwise provided, such remuneration shall be in addition to any other remuneration paid to them in another capacity by the Company.

100. COMPENSATION. Members of the Executive Committee shall be entitled to be compensated by the Company for fees and expenses incurred in the discharge of their duties. Such compensation shall be made in accordance with the Division of the present by-laws entitled "Protection of the Directors, of the Officers and of the Representatives".

101. OTHER COMMITTEES. The directors may also create other advisory committees which they deem necessary and appoint any person to serve thereon, whether or not he be a director

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           of the Company. The powers of these other committees shall be limited to those delegated to them by the directors and such other committees shall only have access to such information as the directors may determine. Members of these other committees shall be entitled to remuneration for their services which the directors of the Company shall fix without having to pass a resolution to this end. They shall also be entitled to be compensated by the Company for fees and expenses incurred in the discharge of their duties. Such compensation shall be made in accordance with the Division of the present by-laws entitled "Protection of the Directors, of the Officers and of the Representatives". The rules applicable to meetings of the Board of Directors shall apply, with all necessary changes, to meetings of these other committees. The quorum at meetings of each of these committees shall be a majority of the members of that committee.

102. REMOVAL FROM OFFICE AND REPLACEMENT. The directors may remove from office any member of the Executive Committee or of any other committee. Despite the fact that the removal from office of a member of the Executive Committee shall have been carried out prematurely, without a serious reason and at an inopportune moment, the Company shall not be liable for any injury caused to the member of the Executive Committee. The directors may fill any vacancy which occurs on any committee at a meeting called for this purpose.

103. END OF TERM OF OFFICE. The office of a member of the Executive Committee or of any other committee of the Board of Directors shall end by reason of his death of his resignation, of his removal from office by the directors, upon expiry of his term in office, if he is declared incapable by a court of law in another province, in another territory, in another country or political subdivision thereof, if he becomes an undischarged bankrupt, if he becomes disqualified from serving as a director or a member of the Executive Committee or of another committee of the Board of Directors, upon appointment of his successor or of his replacement, by the institution of a method of protective supervision in his respect or by one of the common causes of extinction of obligations provided for by law.

F.         DIVISIONS

104. CREATION. The directors may separate the activities of the Company into divisions according to such criteria (such as type of activity, geographical territory, etc.) and for such purposes as they may determine. They may also subdivide the activities of such divisions into subdivisions or consolidate these divisions or subdivisions according to such criteria as they may determine.

105. MANAGEMENT. The directors, or the President of the Company with the consent of the directors, may appoint one (1) or more persons to manage a division or a subdivision- and may determine their powers, duties, terms of employment and remuneration. The persons managing such divisions or subdivisions of the Company, by reason only of that fact, shall not be officers of the Company.

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

G.         PROTECTION OF THE DIRECTORS, OF THE OFFICERS AND OF THE
           REPRESENTATIVES

106. EXCLUSION OF LIABILITY VIS-B-VIS THE COMPANY AND THIRD PARTIES. Except as otherwise provided in the Act or in the by-laws of the Company, no director of officer acting or having acted for or in the name of the Company shall be held liable, in this capacity or in his capacity as mandatary of the latter, whether it be vis-B-vis the Company or third parties, for the actions, the acts or the deeds, the omissions, the decisions made or not made, the liabilities, the undertakings, the payments made, the receipts or the discharges given, the negligence or the faults of any other director, officer, employee, servant or representative of the Company. Among other things, no director or officer shall be held liable vis-B-vis the Company for any direct or indirect loss suffered by the latter for any reason whatsoever; more specifically, he shall not be held liable for the insufficiency or the deficiency of title to any property acquired by the Company, or for or on its behalf, or for the insufficiency or the deficiency of any security or debt instrument in or by which any of the funds or of the assets of the Company shall be or have been placed or invested nor for any losses or damages resulting from the bankruptcy, the insolvency or the delictual action, act or deed of any person, including any person with whom or with which funds, shares, assets or negotiable instruments shall be or have been placed or deposited. Furthermore, the directors or the officers shall not be held liable vis-B-vis the Company for any loss, conversion of property, misappropriation, embezzlement or any other damage resulting from any dealings with respect to any funds, assets or shares or for any other loss, damage or misfortune whatsoever which may occur in the discharge of, or in relation to the discharge of, their duties unless the same shall occur owing to their failure to discharge the duties of their office prudently, diligently, honestly and faithfully in the best interests of the Company or owing to the fact that the directors or the officers shall have placed themselves in a position of conflict of interest between their personal interest and that of the Company. None of the above shall be interpreted in such a way as to relieve a director or an officer of his duty to act in accordance with the Act and with its Regulations or of his joint or several liability for any breach thereof, in particular in the event of a breach of the specific provisions of the Act or of the Regulations. Moreover, the directors or the officers shall not be held individually or personally liable, vis-B-vis third parties for the duration of their office in respect of a contract, a decision made, an undertaking or a transaction, whether or not concluded, or with respect to bills of exchange, to promissory notes or to cheques drawn, accepted or endorsed, to the extent that they are acting or they acted in the name, or on behalf, of the Company, in the ordinary course of the performance of the powers which they have received, unless they acted prior to the incorporation of the Company and unless their actions, acts or deeds have not been ratified by the Company within the time limit prescribed by the Act after its incorporation.

107. RIGHT TO COMPENSATION. The Company shall compensate its directors, its officers or its representatives in respect of all costs or expenses reasonably incurred by them in connection with the defense of a civil, criminal or administrative action, suit, application or proceeding to which one (1) or more of them were parties by reason of their duties or of their office, whether this action, this suit, this application or this proceeding was commenced by or on behalf of the Company or by a third party. Reasonable costs or expenses shall include, in particular, all damages or fines arising from the actions, the acts or the deeds done by the directors, by the officers or by the representatives in the discharge of their duties as well as all amounts paid to settle an action or to satisfy a judgment. The right to compensation shall exist only to the extent that the directors, the officers or the representatives were substantially successful on the merits in their defense of the action, of the suit, of the application or of the proceeding, that they acted prudently, diligently, honestly and faithfully in the best interests of the Company, that they did not place themselves in a position of conflict of interest between their personal interest and that of the Company, and, in the case of a criminal or administrative action, suit, application or proceeding leading to the imposition of a fine, to the extent that they had reasonable grounds for believing that their conduct was lawful or that they were acquitted or freed. The Company shall assume these obligations in respect of any person who acts or acted at its request as a director, an officer or a representative of a body corporate of which the Company is or was a shareholder or a creditor. As the case may be, this compensation shall be paid to the predecessors, to the heirs, legatees, liquidators, transferees, mandataries, legal representatives, successors, assigns or rightful claimants of the directors, of the officers or of the representatives, in accordance with paragraph 111 below.

108. LEGAL ACTION BY THIRD PARTY. Where a civil, criminal or administrative action, suit, application or proceeding is commenced by a third party against one (1) or more directors, officers or representatives of the Company for one (1) or more actions, acts or deeds done in the discharge of their duties, the Company shall assume the defense of its mandatary.

109. LEGAL ACTION BY THE COMPANY. Where a civil, criminal or administrative action. suit, application or proceeding is commenced by the Company against one (1) or more of its directors, of its officers or of its representatives for one (1) or more actions, acts or deeds done in the discharge of their duties. the Company may pay compensation to the directors, to the officers or to the representatives if it loses its case and if a court of law or a tribunal so orders. If the Company wins its case only in part, the court of law or the tribunal may determine the amount of the costs or of the expenses which the Company shall assume.

110. LIABILITY INSURANCE. The Company may purchase and maintain insurance for the benefit of its directors, of its officers or of its representatives, or of their predecessors as well as their heirs, legatees, liquidators, transferees, mandataries, legal representatives, successors, assigns or rightful claimants covering any liability incurred by them by reason of their acting or having acted as a director, an officer or a representative of the Company or, at the request of the latter, of a body corporate of which the Company is or was a shareholder or a creditor. However, this insurance may cover neither the liability arising from the failure of the insured to act prudently, diligently, honestly and faithfully in the best interests of the Company, nor the liability arising from a fault or from a personal offence severable from the discharge of their duties or from the fact that the insured shall have placed themselves in a position of conflict of interest between their personal interest and that of the Company.

111. COMPENSATION AFTER END OF TERM OF OFFICE. The compensation provided for in the preceding paragraphs may be obtained even after the person has ceased to hold the office of director, of officer or of representative of the Company or, as the case may be, of a body corporate of which the Company is or was a shareholder or a creditor. In the event of death, the compensation may be paid to the heirs, legatees, liquidators, transferees, mandataries, legal representatives, successors, assigns or rightful claimants of this person. Such compensation may also be combined with any other recourse which the director, the officer or the representative or one
           (1) of his predecessors as well as his heirs, legatees, liquidators, transferees, mandataries, legal representatives, successors, assigns or rightful claimants may have.

112. DETERMINATION OF CONDITIONS PRECEDENT TO COMPENSATION. In the event that a court of law or a tribunal has not made a funding on the matter, the compliance or the non-compliance of the conduct of a director, of an officer or of a representative with the standards of conduct set out in paragraph 107 above, or the question of whether a case was won in part or whether a person was substantially successful on the merits in his defense of the action, of the suit, of the application or of the proceeding shall be determined in the following manner: a) by a majority vote of the directors who are not parties to such action, suit, application or proceeding, if a quorum exists. or
           b) by way of opinion from an independent legal counsel if such a quorum of the directors cannot be attained, or, even if attained, if a quorum of the directors who are not parties to such action, suit. application or proceeding so decides; or, failing the above, c) by decision of the majority of the shareholders of the Company.

113. PLACE OF ACTION. The powers and the duties of the Company with respect to the compensation of any director, officer or representative shall apply regardless of the place where the action, suit, application or proceeding shall have been filed.

A.         SHAREHOLDERS

SECTION 2. SHARES

114. ALLOTMENT AND ISSUE OF SHARES. Unless otherwise provided in the Act, in the articles, in the by-laws or in a unanimous shareholder agreement, the directors, by resolution, may accept subscriptions for shares, allot or issue shares of the share capital of the Company at such times, on such terms and conditions, to such persons and for such consideration as they see fit, provided that no share of the Company may be issued for a consideration other than money which is of a lesser value than that which the Company could have received if the shares had been issued for money or they may dispose thereof or alienate them in favour of any person for a consideration which shall not contravene the Act, the articles, the by-laws or the unanimous shareholder

115. COMMISSION. The directors may authorize the Company to pay a reasonable commission to a person in consideration of his purchasing or agreeing to purchase shares of the Company, directly from the Company or from any other person, or of his procuring or agreeing to procure purchasers for any such shares.

116. JOINT SHAREHOLDERS. When two (2) or more persons are registered in the share register of the Company as joint shareholders, any one (1) of them may give receipts and discharges in respect of any dividends, payments of capital, of interest and/or payment of the redemption price or other payments with regard to the shares held jointly. In such cases, the joint shareholder who acts shall be deemed to have been appointed manager by the other joint shareholder or shareholders.

117. NEW SHAREHOLDER. Any person who, by operation of the Act, by transfer or by any other means, becomes a shareholder of the Company shall be bound by any notice or document relating thereto, if such notice or document was duly sent to the name and address of the person from whom or from which he acquired his title to such shares, prior to the new shareholder registering the shares.

B.         SHARE CERTIFICATES

118. RIGHT TO A CERTIFICATE. Each shareholder, in his discretion, shall be entitled either to a share certificate representing the shares which he holds in the Company or to an irrevocable acknowledgement in writing of his right to obtain a share certificate of the Company, detailing the number, the class and the series of shares which he holds as indicated in the share register. Such certificate shall be in a form approved by the directors.

119. SIGNING OF CERTIFICATES. Share certificates representing the share capital of the Company shall be signed manually by, or on behalf of, at least one (1) of the directors or officers of the Company or by, or on behalf of, one (1) of its transfer agents or branch transfer agents.

120. ADDITIONAL SIGNATURES. The directors may determine any additional signatures which may be required on the certificates representing the shares of the Company. Such signatures may be printed or mechanically reproduced, even if the signatories have ceased to hold office.

121. JOINT HOLDERS. The Company shall not be required to issue more than one (1) certificate in respect of shares held jointly by several persons. In the event of a jointly-held share, delivery of the certificate to one (1) of the joint holders shall constitute sufficient delivery to all.

122. WHOLE TEXT. The Company shall provide shareholders, at their request and free of charge, with the whole text of the preferred or special rights, conditions and limitations attaching to shares issued by the Company. A summary of the preferred or special rights, conditions and limitations attaching to shares shall appear on each share certificate.

123. EVIDENCE. In a legal action with regard to shares, unless specifically denied in the pleadings, the signatures on the share certificates shall be admissible without the necessity of adducing further evidence. The certificate in itself shall be evidence that the shareholder is entitled to the shares referred to therein.

124. REPLACEMENT OF CERTIFICATES. If a share certificate has been damaged, lost or destroyed, it shall be replaced upon payment of a fee not exceeding twenty-five cents (25(CENT)), provided that:

           a) the shareholder's request has been made to the Company before the latter has been notified of the acquisition of this certificate by a purchaser acting in good faith;

           b)   the shareholder has provided the Company with a sufficient bond;
                and

           c) the shareholder has satisfied any other reasonable requirements which the directors, the President or the Secretary of the Company may determine.

125. SHARE WARRANTS. Subject to the Act and to the articles, the Company, with respect to any fully paid-up shares, may issue, under its seal, a share warrant stating that the bearer of the share warrant is entitled to the share or shares therein specified; the Company may also provide, by way of coupons or otherwise, for the payment of the future dividends on the share or shares included in this warrant. This warrant shall entitle the bearer thereof to the shares specified therein and these shares may be transferred by delivery of the warrant. Subject to the Act or to its Regulations, the bearer of a share warrant shall be entitled, upon surrendering it for cancellation, to have his name entered as shareholder in the Book of the Company and the latter shall be held liable for any loss incurred by any person by reason of its entering in the Book of the Company the name of the bearer of a share warrant in respect of the shares specified therein without this share warrant having been surrendered to him and cancelled. The bearer of a share warrant, if the by-laws of the Company so provide, may be considered to be a shareholder of the Company either absolutely or for any purposes defined by the by-laws. Upon the issue of a share warrant for one (1) or more shares, the Company shall strike off its books the name of the share-holder registered therein as holding such share or shares, as if he had ceased to be a shareholder, and shall enter in its register the following particulars:

           a)   the fact of the issue of the share warrant;

           b)   a statement of the number of shares included in the warrant; and

           c)   the date of the issue of the warrant.

           Until the share warrant is surrendered, the above particulars shall be deemed to be the particulars required by the Act to be entered in the books of the Company in respect of such share or shares; and, upon the surrender of such share warrant. the date of such surrender shall be entered in the same manner as would the date on which a person ceased to be a shareholder. Unless the bearer of a share warrant is entitled to attend, and to vote at, general meetings, the shares represented by such share warrant shall not be counted as part of the share capital of the Company for the purposes of a general meeting.

C.         TRANSFER OF SHARES

126. SHARE AND TRANSFER REGISTERS. The directors shall determine the place within the Province of Quebec where the Company shall keep a central transfer register, and failing such a decision, this register shall be kept at the head office of the Company. The directors may also determine one (1) or more places, within or outside the Province of Quebec, where branch transfer registers shall or may be kept. The central and branch transfer registers shall be kept by the Secretary or by the mandataries designated by the directors.

127. TRANSFER AGENTS. The directors may appoint as mandataries one (1) or more transfer agents for the purpose of holding a central share register or, as the case may be, branch transfer registers. The directors may also pass by-laws concerning such transfers of shares. The transfer agent shall keep the registers required for the recording of any issue or transfer of shares. All share certificates which a transfer agent shall issue after his appointment shall bear his signature and such certificates shall only be valid if he countersigns them. The directors shall have the power to remove the transfer agents whom they have appointed. However, the Company shall be held liable for any injury caused to the transfer agents by their removal without a serious reason and at an inopportune moment.

128. TRANSFERS OF SHARES. Subject to the Act, a transfer of shares shall be subject to the restrictions contained in the articles and in the by-laws of the Company and, as the case may be, in any unanimous shareholder agreement. All transfers of shares of the share capital of the Company and all details relating thereto shall be recorded in the central share register or in the branch transfer registers of the Company. However, no transfer of shares shall be validly entered in one (1) of these registers of the Company or authorized to be entered therein unless the certificate representing the shares to be transferred shall have been returned to the Secretary of the Company for cancellation. The Secretary shall inscribe the word "cancelled" as well as the date of cancellation on any certificate returned to him. Unless the shares are listed on a recognized stock exchange, the directors may refuse to register any transfer of shares belonging to a shareholder who owes money to the Company. No share which has not been paid-up in full may be transferred without the consent of the directors. No share on which the balance of the issue price has become due because of a call for payment may be transferred so long as such balance has not been paid-up in full.

129. DECEASED SHAREHOLDER. In the event of the death of the holder or of one (1) of the joint holders of any share of the Company, the Company shall not modify the share register or the transfer register nor pay any dividend or make any other distribution relating to the above share unless all the documents which may be required by the Act shall have been submitted and all reasonable requirements imposed by the Company or by its transfer agents shall have been satisfied.

D.         DIVIDENDS

130. DECLARATION AND PAYMENT. Subject to the Act and unless otherwise provided in a unanimous shareholder agreement and subject to it being established that the Company is or will be able to discharge its liabilities when due and that the book value of its assets will not be less than the sum of its liabilities and its issued and paid-up share capital account, the directors may declare and pay dividends to the shareholders according to

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

           their respective rights and interests in the Company. The directors shall not be compelled to make any distribution of the profits of the Company; thus they may create a reserve fund for the payment of dividends or set aside such profits in whole or in part in order to keep them as a reserve fund of any kind. From the dividends payable with respect to a share which is not fully paid-up shall be deducted the amount of any balance remaining due on such share. The directors shall deduct from any dividend payable to a shareholder any amount which he owes to the Company because of a call for payment or for any other reason. Such dividends may be paid in specie, in property or by the issue of fully or partially paid-up shares of the Company.

131. PAYMENT. Unless the holder otherwise indicates, a dividend payable in specie shall be paid by cheque to the order of the registered holder of the shares of the class in respect of which a dividend has been declared and shall be delivered or mailed by prepaid ordinary mail to such registered holder to or at the address appearing at that time in the registers of the Company. In the case of joint holders, unless such joint holders otherwise direct, the cheque shall be made payable to the order of all of such joint holders and be delivered or mailed to them to or at the address of one (1) of them appearing at that time in the registers of the Company. The mailing of such cheque as aforesaid, unless the same is not paid upon due presentation, shall satisfy all claims and discharge the Company of its liability for the dividend to the extent of the amount of the cheque. In the event of non-receipt of the dividend cheque by the person to whom it was delivered or mailed as aforesaid, the Company shall issue to such person a replacement cheque for the same amount on such terms as determined by the directors.

132. UNCLAIMED DIVIDEND. The right to any dividend unclaimed after a period of three (3) years from its declaration date shall be lost and the dividend shall revert to the Company.

133. JOINT SHAREHOLDERS. Where two (2) or more persons are registered in-the Book of the Company as joint shareholders, each of the shareholders may grant, a valid discharge in respect of the payment of any dividend. In such a case, the shareholder who acts shall be deemed to have been appointed manager by the other joint shareholder or shareholders.

134. SET-OFF. The directors, in their discretion, may apply, in whole or in part, any amount of dividend payable to a shareholder to set off any debt owed by the shareholder to the Company.

E.         NOTICES AND INFORMATION TO SHAREHOLDERS

135. NOTICES TO SHAREHOLDERS. Subject to the provisions of paragraphs 140, 141 and 144 below, the notices or the documents required to be sent to the shareholders by the Act, by its Regulations, by the articles, by the by-laws of the Company or by a unanimous shareholder agreement may be sent by registered or certified mail or delivered in person to the shareholders to or at the address indicated at, that time in the Book of the Company or in the registers of its transfer agent. Where two (2) or more persons hold shares jointly, the notices or the documents shall be sent to one (1) of the persons entered as joint shareholders in the Book of the Company or in the registers of the transfer agent and this shall constitute sufficient notice with respect to the other joint shareholder or shareholders. Receipt by a shareholder of a notice or of another document sent by registered or certified mail shall be deemed to have taken place at the time when, according to the ordinary course of mail delivery, the registered or certified letter containing such notice or document should have been received. In order to prove the receipt and the date thereof, it shall be sufficient to establish that the letter had been registered or certified, correctly addressed and deposited at a post office, as well as the date on which it was so deposited, and the time which was required for its delivery in the ordinary course of mail delivery or, if the letter was delivered in person, it shall be sufficient to produce a dated acknowledgement of receipt bearing the signature of the shareholder.

136. ADDRESSES OF SHAREHOLDERS. The Company' may consider the holder of the shares who is registered in the share register of the Company as being the only person entitled to receive the notices or the other documents to be sent to the shareholders. The sending of any notice or document to such person, in accordance with paragraph 135 above, shall constitute sufficient notice to the heirs, legatees, liquidators, transferees, mandataries, legal representatives, successors, assigns or rightful claimants of the shareholder. Each shareholder shall provide the Company with an address where the notices or the documents shall be sent to him or left for him, failing which he shall be deemed to have waived his right to receive such notices or documents.

137. UNTRACEABLE SHAREHOLDER. The Company shall not be obliged to send the notices or the documents required to be sent to the shareholders by the Act, by its Regulations, by the articles, by the by-laws of the Company or by a unanimous shareholder agreement where previous notices or documents have been returned to it on more than three (3) consecutive occasions, unless the untraceable shareholder has notified the Company in writing of his new address.

138. NOTICE OF RECORD DATE. Where a record date has been set by the directors, notice thereof shall be given, not less than thirty (30) days before the date so set, by advertisement in a newspaper published or distributed in the place where the Company has its head office and in each place in the Province of Quebec where it has a transfer agent or where a transfer of its shares may be recorded and, in writing, to each stock exchange in Canada on which the shares of the Company are listed for trading, unless each shareholder of the class or of the series in question whose name or the name of which is entered in the shareholders' register at the close of business on the day which the directors have set as the record date has waived notice thereof in writing.

F.         MEETINGS OF SHAREHOLDERS

139. ANNUAL GENERAL MEETINGS. Annual general meetings of the shareholders of the Company shall be held within four (4) months following the end of the financial year of the Company. If the Company carries on business outside the Province of Quebec, the directors, by resolution, may extend this period to no more than six (6) months following the date of the end of the financial year of the Company. The directors shall determine the place, the date and the time of any annual general meeting. At such meetings, the shareholders shall convene to receive and to take notice of the financial statements of the

           Company and, as the case may be, of the auditor's report, to elect directors and to fix, or to authorize the directors to fix, their remuneration, to appoint one (1) or more auditors or to pass a resolution deciding not to appoint any and to take notice of, and to decide on, any other matter which the annual general meeting may legally consider. The annual general meetings may be called by the President of the Company or by any director in accordance with the following paragraphs.

140. SPECIAL GENERAL MEETINGS. Special general meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, by the President of the Company, by the General Manager or by two (2) directors by way of a notice of meeting sent at least ten (10) clear juridical days prior to such meeting. A special general meeting of the shareholders may also be called by any means at least two (2) days before such meeting, if, in the directors' opinion, it is !urgent that a meeting be held.

141. CALLING BY SHAREHOLDERS. A special general meeting of the shareholders shall be called at the request of shareholders who, on the date of the filing of the request, hold at least one-tenth (1/10) of the issued shares of the classes entitled to vote at the meeting so requested. Such request shall set out, in general terms, the business to be discussed at the meeting so requested, be signed by the petitioners and be filed at the head office of the Company. Upon receipt of such a request, it shall be incumbent on the President of the Company or on the Secretary to call the meeting in accordance with the by-laws of the Company. If they fail to do so, any director may call such a meeting. Finally, if the meeting is not called within twenty-one (21) days of the date upon which the request was filed at the head office of the Company, one (1) or more shareholders, whether or not they be signatories thereof, holding at least one-tenth (1/10) in value of the issued shares of the Company, may call this special general meeting themselves.

142. MEETINGS IN THE PROVINCE OF QUEBEC. Subject to the articles or to any unanimous shareholder agreement, the meetings of the shareholders shall be held at the head office of the Company or at any other place in the Province of Quebec designated by the directors. The meetings may be validly held within the territorial limits of the Province of Quebec on land, at sea or in the air. Meetings held by way of written resolutions in lieu of meetings shall be deemed to have been held in the Province of Quebec at the head office of the Company.

143. MEETINGS OUTSIDE THE PROVINCE OF QUEBEC. The meetings of the shareholders, with the unanimous consent of the shareholders entitled to attend, and to vote at, such meetings, may be held outside the Province of Quebec. Where a meeting of the shareholders is held outside the Province of Quebec, the shareholders who are not in attendance or represented by proxy and who, in writing, have waived notice of the calling of the meeting or who have agreed to the holding of the meeting shall be deemed to have agreed to its being held at that place outside the Province of Quebec. Any business which may be transacted at a meeting of the shareholders may be transacted at such a meeting.

144. NOTICE OF MEETING. A notice of the calling of any meeting of the shareholders shall be sent to each shareholder entitled to vote thereat. This notice shall be sent by mail, by telegram or by courier to his last-known address, as registered in the Book of the

           Company, at least thirty (30) clear juridical days prior to the date set for the meeting. If the address of any shareholder does not appear in the Book of the Company, the notice may be delivered by courier or by mail to the address where, in the opinion of the sender, it shall be most likely to be promptly received by this shareholder. It shall not be necessary to give notice of the calling of a meeting in the case of the reconvening of an adjourned meeting of the shareholders.

145. CONTENTS OF NOTICE. Any notice of the calling of a meeting of the Company shall indicate the place, the date and the time of the meeting. The notice of the calling of an annual general meeting need not necessarily specify the purposes of the meeting, unless the meeting be called to pass or to confirm a by-law or to decide on any other matter which ordinarily would be submitted to a special general meeting of the shareholders. The notice of the calling of a special general meeting shall refer, in general terms, to any item placed on the agenda which must be settled at this meeting. The notice of the calling of a meeting may be signed manually or may contain a mechanically-reproduced signature.

146. WAIVER OF NOTICE. A meeting of the shareholders may be held validly at any time and for any purpose without the notice required by the Act or by the by-laws, if all the shareholders entitled to vote at the meeting waive notice of the meeting in any manner whatsoever. This waiver of the notice of the meeting may take place before, during or after the holding of the meeting. Moreover, the attendance of a shareholder or of any other person entitled to attend such meeting shall constitute a waiver on his part of notice of the meeting, unless he indicates that he is attending for the express purpose of objecting to the holding of the meeting on account of, among other reasons, an irregularity in its calling.

147. IRREGULARITIES. Irregularities affecting the notice of a meeting or the sending thereof, the accidental omission to give such notice or the non receipt of the notice by a shareholder or by any other person entitled to attend the meeting in no way shall affect the validity of a meeting of the shareholders. Moreover, the accidental failure in the notice of a meeting to refer to one (1) or more of the matters to be submitted to such meeting, even though reference thereto is required, shall not prohibit the meeting from considering this matter unless it is prejudicial to a shareholder or unless there is a risk of his interests being injured. A certificate from the Secretary, from an officer or from another duly authorized representative of the Company shall constitute irrebuttable evidence of the sending of the notice of a meeting to the shareholders and shall be binding upon each of the shareholders.

148. PERSONS ENTITLED TO ATTEND A MEETING. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor of the Company and other persons who, pursuant to the Act, to the articles or to the by-laws of the Company, are entitled or required to attend a meeting of the shareholders. Any other person may be admitted to a meeting of the shareholders upon invitation of the chairman of the meeting or if a majority of the shareholders agrees thereto.

149. QUORUM. Subject to the Act, to the articles, to the by-laws of the Company or to a unanimous shareholder agreement, the attendance, in person or by proxy, of a person

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

           holding or representing at least one (1) share issued by the Company and carrying the right to vote shall constitute a quorum for the meeting for the purpose of choosing a chairman of the meeting and, as the case may be, of pronouncing the adjournment of the meeting. For any other purpose. a quorum at a meeting of the shareholders shall be attained, no matter how many persons are actually in attendance when, at least fifteen (15) minutes after the time set for the meeting, the shareholders representing a majority of the votes are in attendance, in person or represented by proxy. Where a quorum is attained at the opening of a meeting of the shareholders, the shareholders attending in person or represented by proxy may proceed with the business of the meeting notwithstanding the fact that a quorum is not maintained throughout the entire meeting. Where the Company only has one (1) shareholder or where only one (1) holder of a class of shares having the right to vote is present at the meeting, the attendance of this shareholder in person or represented by proxy shall constitute the quorum at the meeting for any purpose.

150. ADJOURNMENT. A shareholder attending a meeting in person or represented by proxy and constituting a quorum for the purposes of adjourning the meeting may adjourn any meeting of the shareholders. The chairman of the meeting, with the consent of the shareholders attending the meeting in person or represented by proxy and entitled to vote, may adjourn any meeting of the shareholders to a specified place, date and time if he deems it appropriate. Notice of the adjournment of a meeting to a date less than thirty (30) days later shall be given by an announcement made before the latter is adjourned. If a meeting of the shareholders is adjourned one (1) or more times for a total of thirty (30) days or mote, notice of the adjournment of such meeting shall be given in the same manner as the notice of the original meeting. In the event that a meeting is held according to the terms of the adjournment, it may validly consider any matter provided that a quorum is attained. The persons who constituted the quorum at the original meeting shall not be required to constitute the quorum at the reconvening of the meeting. If a quorum is not attained at the reconvening of the meeting, the meeting shall be deemed to have ended immediately after its adjournment.

151. CHAIRMAN AND SECRETARY. The meetings of the shareholders shall be chaired by the President of the Company or, failing him, by any Vice-President. The Secretary of the Company shall act as the secretary at meetings of the shareholders. In their absence, the shareholders present shall designate any person to act as chairman or secretary of the meeting. It shall not be necessary to appoint a chairman and a secretary in the event of an adjournment.

152. PROCEDURE. The chairman of a meeting of the shareholders shall ensure the proper conduct thereof, shall submit to the shareholders the proposals upon which a vote is required and shall establish reasonable and impartial rules of procedure to be followed, subject to the Act, to the articles, to any unanimous shareholder agreement, to the by-laws of the Company and to the rules of procedure usually followed during deliberating assemblies. He shall decide on any matter including, but without restricting the generality of the foregoing, issues relating to the validity of proxies. His decisions shall be final and binding on the shareholders.

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

153. MEETING BY TECHNICAL MEANS. One (1), several or all the shareholders, if authorized by the articles of the Company or with the consent of all the shareholders of the Company entitled to vote, whether this consent be given before, during or after the meeting, may participate in a meeting of the shareholders by way of technical means, such as a telephone, enabling them to communicate simultaneously and instantaneously with the other shareholders or persons present or participating in the meeting. In such cases, these shareholders shall be deemed to have attended the meeting and this meeting shall be deemed to have been held in the Province of Quebec. The shareholders attending a meeting held using such technical means may decide on any matter which may be considered by a meeting of the shareholders. The Secretary shall keep minutes of such meetings and shall record any dissent therein. The statement by the chairman and by the secretary of the meeting so held to the effect that a shareholder participated in the meeting or agreed to the holding of the meeting shall be valid until proven otherwise. In the event of an interruption in the communication with one (1) or more shareholders, the meeting shall continue to be valid if a quorum is maintained. A shareholder who participates in the meeting by technical means may not be represented by proxy.

154. RESOLUTIONS IN LIEU OF MEETINGS. Resolutions in writing, signed by all the shareholders entitled to vote on these resolutions at meetings of the shareholders, shall be as valid as if they had been passed at these meetings. A copy of these resolutions shall be kept with the minutes of these meetings.

G.         RIGHT OF SHAREHOLDERS TO VOTE

155. GENERAL RULE. Subject to the articles or to the by-laws of the Company, each shareholder shall be entitled to as many votes as he has shares which carry a right to vote at meetings of the shareholders. This right shall belong to the shareholders whose names appear in the share register on the record date, or, if no record date has been set, at the time of close of business on the eve of the date of notice, or, if no notice is given, on the date of the meeting. However, any shareholder in arrears in respect of a call for payment shall not be entitled to vote at a meeting of the shareholders.

156. JOINT SHAREHOLDERS. Where two (2) or more persons hold shares jointly, one (1) of these persons attending a meeting of the shareholders or duly represented thereat, in the absence of the other or others, shall be entitled to vote with respect to these shares and, in such a case, shall be deemed to have been appointed manager by the other joint shareholder or shareholders. However, if several of these persons attend the meeting in person or represented by proxy and vote, they shall vote as one (1) shareholder with respect to the shares which they hold jointly.

157. SHARES HELD BY AN ADMINISTRATOR OF THE PROPERTY OF ANOTHER. Where a person, in his capacity as administrator of the property of another, holds shares for a shareholder, this person or his proxyholder shall be entitled to vote at any meeting of the shareholders with respect to the shares so held if such shares are voting shares.

158. VOTING BY A SHOW OF HANDS AND CASTING VOTE. Any question submitted to a meeting of the shareholders shall be decided by a vote by a show of hands, unless a ballot is requested or unless the chairman of the meeting prescribes another voting procedure. Proxyholders may vote by a show of hands unless they have received contrary instructions. The chairman of the meeting shall not be entitled to a second or casting vote in the event of a tie vote. At any meeting, a statement by the chairman of the meeting to the effect that a resolution has been passed or defeated unanimously or by a particular majority shall constitute conclusive evidence thereof without it being necessary to prove the number or the percentage of votes cast in favour of, or against, the proposal. Where one (1) or more shareholders participate in the meeting by technical means, they shall express orally the manner in which they shall be exercising their vote.

159. VOTING ON BEHALF OF A BODY CORPORATE. The Company shall permit any individual authorized by a resolution of the directors or of the governing body of a body corporate which is one (1) of its shareholders to represent the former at meetings of the shareholders of the Company. An individual so authorized may exercise, on behalf of the body corporate which he represents, all the powers which such person could exercise if it were an individual shareholder.

160. BALLOT. Voting at a meeting of the shareholders shall be by ballot where a shareholder or a proxyholder entitled to vote at the meeting so requests. Each shareholder or proxyholder shall deliver to the scrutineer of the meeting a ballot on which he has written his name, those of the shareholder or shareholders which he represents by proxy, as the case may be, the number of votes which he is entitled to cast and the manner in which he shall be casting those votes. Where one (1) or more shareholders participate in the meeting by technical means, each of them shall express orally to the scrutineer his name, the number of votes which he is entitled to cast and the manner in which he shall be casting those votes. A vote by ballot may be requested before or after any vote by a show of hands. Such request may also be withdrawn before the ballot is taken. A vote by ballot shall take precedence over a vote by a show of hands.

161. SCRUTINEER. The chairman of a meeting of the shareholders may appoint one (1) or more persons, whether or not they be representatives or shareholders of the Company. to act as scrutineers at any meeting of the shareholders. In the absence of such appointment, the secretary of the meeting shall act as the scrutineer.

H.         PROXIES

162. PROXIES. Subject to paragraph 153 above, a shareholder entitled to vote at a meeting, by means of a proxy, may appoint a proxyholder as well as one (1) or more alternate proxyholders, who need not be shareholders, to attend the meeting and to act thereat within the limits set in the proxy. The instrument in writing appointing a proxyholder shall be signed by the shareholder or by his mandatary authorized in writing. However, it shall not be necessary for the instrument in writing to be signed before witnesses. If the shareholder is a body corporate, any director of the body corporate may appoint a proxyholder and sign his proxy. A proxyholder may hold the proxies of several shareholders. A proxy shall be valid only at the meeting in respect of which it was given as well as at any reconvening thereof in the event of an adjournment. A proxy may be general in nature and may be in respect of the exercise of the sum of the rights attaching to the shares of the holder granting the proxy. Unless it be for a determined period, a proxy shall become null and void one (1) year after the date which it bears.

163. FORM OF PROXY. The instrument in writing appointing a proxyholder may read as follows:

           The undersigned, ______________, shareholder of ________________, hereby appoints ____________, or, in his absence _________, as his mandatary for the purpose of attending the meeting of the shareholders to be held at __________ on the _________ day of ______ 19__ and any reconvening of this meeting, in the event of an adjournment, and for the purpose of acting on his behalf with the same authority as if the undersigned had attended in person the said meeting or its reconvening in the event of an adjournment.

           Dated this ______day of _______19__.


                                               ---------------------------------
                                               Signature of shareholder

164. REVOCATION. The instrument appointing a proxyholder shall revoke any prior instrument appointing another proxyholder. Such an instrument may be revoked by the filing, at the head office of the Company, before the end of the last juridical day preceding the meeting, or its reconvening in the event of an adjournment, of an instrument in writing signed by the shareholder or by his mandatary bearing a written authorization, by the filing thereof with the chairman of the meeting on the day of the meeting, or of the reconvening thereof in the event of an adjournment, or in any other manner permitted by the Act.

165. FILING OF PROXIES. The directors may pass a by-law designating a place, other than that where a meeting of shareholders, or a reconvening thereof in the event of an adjournment, is to be held, where proxies shall be filed before the holding of the meeting. Such by-law may provide that any proxy so filed may be included in the vote as if it had been tendered at the meeting, or at a reconvening thereof in the event of an adjournment, and the votes cast in accordance with this by-law shall be valid and counted. Subject to the passage of such by-law, the chairman of any meeting of the shareholders, in his sole discretion, may decide to accept as valid a written communication sent by telegram, by cable, by telex or by any other means with respect to the authorization of any person who claims to represent, and to vote in the name of, a shareholder, notwithstanding the fact that no proxy granting such authority has been filed with the Company. Any vote cast following the acceptance of such communication shall be valid and counted.

166. DEADLINE FOR FILING. The directors, in the notice of the calling of a meeting of the shareholders, may specify a deadline for giving a proxy to a mandatary, which, excluding any non-juridical days, may not precede by more than forty-eight (48) hours the date of opening of the meeting, or of a reconvening thereof in the event of an adjournment.

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I.         AUDITOR OR ACCOUNTANT

167. APPOINTMENT OF AUDITOR. Subject to the provisions of the Act which enable one to dispense with the appointment of an auditor and subject to paragraph 172 below, the shareholders, by way of a resolution, at the first annual general meeting of the shareholders and at each subsequent annual general meeting, shall appoint an auditor or decide not to appoint one. If the shareholders appoint an auditor, the latter shall serve until the close of the next annual general meeting. Failing the appointment of an auditor at an annual general meeting, the incumbent auditor shall continue to serve until the appointment of his successor or of his replacement. The shareholders may also appoint more than one auditor.

168. REMUNERATION OF AUDITOR. The remuneration of the auditor or auditors shall be fixed by the shareholders or by the directors where this power has been delegated to them by the shareholders.

169. INDEPENDENCE OF AUDITOR. The auditor shall be independent of the Company, of the directors and of the officers of the lancer. A person shall be deemed not to be independent if he or his business partner is a business partner, a director, an officer or an employee of the Company, of any of the directors, of the officers or of the employees of the latter, or if he beneficially owns or controls, directly or indirectly, a material interest in the shares of the Company. The auditor shall resign as soon as he becomes aware that he no longer qualifies to serve as auditor.

170. REMOVAL OF AUDITOR. The auditor may be removed at any time by the shareholders of the Company at a special general meeting. However, the Company shall be liable for any injury caused to the auditor by his removal without a serious reason and at an inopportune moment. A vacancy created by the removal of the auditor may be filled by the shareholders at the meeting at which it was decided to remove him or, if the vacancy is not so filled by the shareholders. by the directors. Any other vacancy in the position of auditor shall be filled by the directors. The person appointed to replace the auditor shall hold the position for the unexpired term of his predecessor.

171. END OF MANDATE OF AUDITOR. The mandate of the auditor shall end upon his death, his resignation, his removal in accordance with paragraph 170 of the present by-laws, upon expiry of his mandate, if he is declared incapable by a court of law in another province, in another territory, in another country or political subdivision thereof. if he becomes an undischarged bankrupt, if he becomes disqualified from practising as an auditor in the province where the head office of the Company is located, upon appointment of his successor or of his replacement, by the institution of a method of protective supervision in his respect or by one of the common causes of extinction of obligations provided for by law. The resignation of the auditor shall take effect on the date on which written notice of his resignation is received by the Company or on any later date which is specified therein. However, the auditor shall be liable for any injury caused to the Company by his resignation if he submits it without a serious reason and at an inopportune moment.

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172.       ACCOUNTANT. If the shareholders of the Company decide not to appoint an auditor by way of a resolution passed unanimously by all the shareholders, including those not otherwise entitled to vote, the directors may appoint an accountant to prepare the financial statements of the Company and to discharge such other duties as they may determine. The directors shall also fix the remuneration of the accountant without having to pass a resolution to this end and they shall fill any vacancy which may occur in the position of the accountant.

173. END OF MANDATE OF ACCOUNTANT. The mandate of the accountant shall end upon his death, his resignation, his removal by the directors, upon expiry of his mandate, if he is declared incapable by a court of law in another province, in another territory, in another country or political subdivision thereof, if he becomes an undischarged bankrupt. if he becomes disqualified from practising as an accountant in the province where the head office of the Company is located, upon appointment of his successor or of his replacement, by the institution of a method of protective supervision in his respect or by one of the common causes of extinction of obligations provided for by law. The resignation of the accountant shall take effect on the date on which written notice of his resignation is received by the Company or on any later date which 'is specified therein. However, the accountant shall be liable for any injury caused to the Company by his resignation if he submits it without a serious reason and at an inopportune moment.

174. AUDIT COMMITTEE. The directors may create an Audit Committee made up of not less than three (3) directors of the Company, a majority of whom is made up of persons who are neither officers nor employees of the Company or of bodies corporate which are shareholders of the Company and which control it. Each member of the Audit Committee shall hold office until he is replaced by the directors or, as the case may be, until he ceases to be a director. The directors may fill any vacancy on the Audit Committee.

175. DUTY OF AUDIT COMMITTEE. The Audit Committee shall review the financial statements of the Company before their approval according to the Act. It shall also receive notification of any errors or misstatements in financial statements of the Company which have been the subject of a report by the auditor or by one (1) of his predecessors. Any director or officer of the Company shall forthwith notify the Audit Committee of any errors or misstatements of which he becomes aware in financial statements of the Company which have been the subject of a report by the auditor or by one (1) of his predecessors.

176. MEETINGS OF AUDIT COMMITTEE. Meetings of the Audit Committee shall be subject, with all necessary changes, to the rules and to the procedures which govern the meetings of the Board of Directors.

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PART III        COMPANY WITH SOLE DIRECTOR OR SOLE SHAREHOLDER

SECTION 1. REPRESENTATION OF THE COMPANY

177. REPRESENTATIVE BODIES. The Company shall act through its representative bodies: the Board of Directors, the officers, the meeting of the shareholders and its other representatives. These bodies shall represent the Company within the limits of the powers granted to them by virtue of the Act, of the articles or of the present by-laws. The Board of Directors may be designated by any other name in a document issued by the Company.

SECTION 2. SOLE DIRECTOR AND OFFICERS

A.         SOLE DIRECTOR

178. COMPOSITION OF THE BOARD OF DIRECTORS. The Board of Directors shall be made up of one (1) sole director.

179. MANDATARY. The sole director shall be considered to be a mandatary of the Company. He shall have the powers and the duties set out in the Act and in the present by-laws as well as those which are inherent in the nature of his office. In the course of discharging his duties, he shall respect the duties with which he is charged under the Act, the articles, a written statement of the sole shareholder or a unanimous shareholder agreement and the present by-laws and he shall act within the limits of the powers granted to him.

180. QUALIFICATIONS. Subject to the articles, to a written statement of the sole shareholder or to a unanimous shareholder agreement, a person need not be a resident of Canada or of the Province of Quebec or a shareholder in order to become a director of the Company. Moreover, any natural person may be a director except for a person who is under eighteen (18) years of age, a person of full age under tutorship or curatorship or assisted by an adviser, a person declared incapable by a court of law in another province, in another territory or in another country or political subdivision thereof, a person who is an undischarged bankrupt, or a person who has been barred by a court of law from holding such an office.

181. ACCEPTANCE OF OFFICE. The sole director may accept his office expressly by signing an Acceptance of Office form to this end. Furthermore, his acceptance may be made tacitly and, in such a case, it may be inferred from the actions, acts, deeds and even from the silence of the sole director.

182. TERM OF OFFICE. Unless otherwise decided by the sole shareholder or by the shareholders. the sole director shall hold office for a term of one (1) year or until his successor or his replacement shall have been appointed or elected, unless the term or office of the sole director ends prematurely. Subject to the Act and to the articles. the sole director may resign from office and be replaced by another director at the same meeting. Such resignation, however, shall not discharge the sole director from paying any debt owing to the Company before his resignation became effective. The sole director shall be liable for any injury caused to the Company by his resignation if he submits it without a serious

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           reason and at an inopportune moment. However, the sole director shall be entitled to the remuneration which he has earned until the date of his resignation.

183. POWERS. The sole director shall supervise the management and carry on the business and affairs of the Company and he may execute, in the name of the latter, contracts of any kind which are allowed by law. Generally speaking, he shall exercise all the powers of the Company and perform all the actions, acts or deeds within the limits of the powers of the latter, except those which the Act, a written statement of the sole shareholder or a unanimous shareholder agreement expressly reserve for the sole shareholder or for the shareholders. In particular, the sole director shall be expressly authorized to lease, to purchase or otherwise acquire or to sell, to exchange, to hypothecate or to mortgage, to pledge or otherwise dispose of the movable or immovable property, presently held or after acquired, of the Company. He may perform any other action, act or deed which is useful or necessary in the interests of the Company. Finally, the sole director may pass resolutions with respect to the reserved powers and a copy of these resolutions shall be kept in the Book of the Company.

184. DUTIES. The sole director of the Company, in the exercise of his powers and in the discharge of his duties, shall act prudently, diligently, honestly and faithfully in the best interests of the Company and avoid placing himself in a position of conflict of interest between his personal interest and that of the Company. Moreover, the sole director of the Company shall comply with the Act and with its Regulations, with the articles, with the by-laws and with any written statement of the sole shareholder or with any unanimous shareholder agreement of the Company.

185. GIFTS INTER VIVOS. The sole director may make gifts INTER VIVOS of the assets of the Company, even for a substantial value, without obtaining the consent of the sole shareholder or of the shareholders, provided that such gifts shall be made in the best interests of the Company.

186. REMUNERATION AND EXPENSES. The sole director may fix his own remuneration without having to pass a resolution to this end. Unless otherwise provided, such remuneration shall be in addition to any other remuneration paid to the sole director in another capacity. The sole director may receive advances and shall be entitled to be reimbursed for all expenses incurred in the execution of his office.

187. CONFLICT OF INTEREST AND OF DUTIES. The sole director may not mingle the property of the Company with his own; nor may he use, for his own profit or for that of a third parry, any property of the Company or any information which he obtains by reason of his duties, unless he is authorized to do so by the sole shareholder or by the shareholders of the Company. The sole director shall avoid placing himself in a position of conflict of interest between his personal interest and his duties as sole director. He shall declare to the Company any interest which he holds in an enterprise or in an association which is likely to place him in a position of conflict of interest as well as any right which he may set up against it, indicating, as the case may be, its nature and its value. This declaration of interest shall be recorded in the minutes of the proceedings of the Board of Directors or in the resolution in lieu of a meeting. The sole director, even in the discharge of his

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

           duties, may acquire, directly or indirectly, and interest in the property under his administration or he may contract with the Company. He shall notify the Company immediately of this fact, indicating the nature and the value of the rights which he is acquiring, and request that this fact be recorded in the minutes of the proceedings of the Board of Directors or in the resolution in lieu of a meeting. Except where required, he shall abstain from discussing, and from voting on the matter. This rule, however, shall not apply to matters regarding the remuneration of the sole director or his terms of employment. The sole director, however, may grant guarantees, by way of mortgage, hypothec or otherwise, upon the assets of the Company, to any officer who personally guarantees the liabilities of the Company. Subject to the above, the sole director may also serve on the Board of Directors of other enterprises, even where the latter are competitors, and he may act as a consultant or in another capacity for such enterprises.

188. BY-LAWS. Unless otherwise provided in the articles, in the by-laws of the Company, in a written statement of the sole shareholder or in a unanimous shareholder agreement, the sole director, by resolution, may pass, amend or repeal any by-laws governing the affairs of the Company. By-laws passed, amended or repealed by the sole director according to the above shall be submitted to the sole shareholder or to the shareholders at the following annual general meeting. By-laws passed, amended or repealed by the sole director shall take effect on the date of their passage, amendment or repeal by the sole director. After confirmation or amendment by the sole shareholder or by the shareholders, they shall continue in force in their original or amended state, as the case may be. However, they shall cease to have effect following their rejection by the sole shareholder or by the shareholders or, in the event of failure by the sole director to submit them to the sole shareholder or to the shareholders at the annual general meeting following their passage. Nevertheless, it shall be possible, in the meantime, to obtain confirmation of these by-laws by a resolution of the sole shareholder or at a special general meeting of the shareholders duly called for this purpose. By-laws relating to the appointment, to the office, to the duties, to the remuneration and to the removal of the officers or of the employees of the Company as well as those pertaining to the bond which the latter shall provide need not be approved by the sole shareholder or by the shareholders in order to continue in force. Furthermore, in the event of a rejection by the sole shareholder or by the shareholders of a by-law or of a failure by the sole director to submit this by-law to the sole shareholder or to the annual general meeting of the shareholders, any subsequent resolution by the sole director to the same general effect, within the two (2) years immediately following, cannot take effect until after confirmation by the sole shareholder or by the shareholders.

189. END OF TERM OF OFFICE. The term of office of the sole director of the Company shall end in the event of his death, of his resignation, of his removal from office or IPSO FACTO if he no longer qualifies as a director, upon expiry of his term of office, by the institution of a method of protective supervision in his respect or by one of the common causes of extinction of obligations provided for by law. The term of office of the sole director shall also end in the event of the bankruptcy of the Company.

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B.         OFFICERS AND REPRESENTATIVES

190. APPOINTMENT AND CUMULATIVE DUTIES. The sole director shall hold the offices of President and of Secretary of the Company. He may also create any other office and appoint thereto qualified persons, whether they be shareholders of the Company or not, to represent the Company and to discharge the duties which he determines. The officers or the representatives may delegate the powers which they have received from the sole director as well as those which are inherent in their office. However, they shall select their substitutes carefully and provide them with appropriate instructions.

191. TERM OF OFFICE. The term of office of an officer or of a representative of the Company shall begin with his acceptance of the office and such acceptance may be inferred from his actions, acts or deeds. His term of office shall continue until the sole director has appointed his successor or his replacement, unless the term of office of the officer or of the representative ends prematurely in accordance with paragraphs 201 to 203 of the present by-laws.

192. REMUNERATION. The sole director shall fix the remuneration of the officers or of the representatives of the Company, without having to pass a resolution to this end. Unless otherwise provided, such remuneration shall be in addition to any other remuneration paid to the officer or to the representative of the Company in another capacity. The fact that any officer, representative or employee shall also be the sole director or the sole shareholder or a shareholder of the Company shall not disqualify him from receiving, in his capacity as officer, representative or employee, such remuneration as may be determined.

193. POWERS. Subject to the articles, to the by-laws, to a written statement of the sole shareholder or to a unanimous shareholder agreement, the sole director shall determine the powers of the officers and of the other representatives of the Company. The sole director may delegate to them all his powers except for the reserved powers or for those which require the approval of the sole shareholder or of the shareholders. The officers and the other representatives shall have the powers inherent in the Act or which normally relate to their office. Further, they 'may exercise these powers either within or outside the Province of Quebec.

194. DUTIES. The officers and the representatives, in the discharge of their duties, shall act prudently, diligently, honestly and faithfully in the best interests of the Company and within the limits of their respective offices and they shall avoid placing themselves in a position of conflict of interest between their personal merest and that of the Company. They shall be deemed to have acted within the limits of their offices when they discharge their duties in a manner which is more advantageous for the Company. They shall be held liable to the Company for actions, acts or deeds performed alone which they were only authorized to carry out in conjunction with one
           (1) or more other persons unless they acted in a manner which turned out to be more advantageous for the Company than that which had been agreed upon. In arriving at a decision, they may rely in good faith on the opinion or on the report of an expert and, in such a case, shall be deemed to have acted prudently, diligently, honestly and faithfully in the best interests of the Company.

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195.       POSTING OF SECURITY BOND. The sole director or any person duly authorized by him may require that certain officers, representatives or employees of the Company post a security bond, in the form and containing such guarantees as the sole director may determine, in order to guarantee the proper performance of their powers and discharge of their duties.

196. CONFLICT OF INTEREST. Any officer or representative shall avoid placing himself in a position of conflict of interest between his personal interest and that of the Company and he shall declare any conflict of interest to the sole director. The rules governing conflicts of interest of the sole director shall apply, with all necessary changes, to the officers and to the representatives.

197. SIGNING OF DOCUMENTS. Contracts, documents or instruments in writing requiring the signature of the Company may be signed by the sole director in his capacity as President and Secretary of the Company and all contracts, documents or instruments in writing so signed shall bind the Company without the necessity of any other authorization or formality. The sole director may also designate any other person to sign and to deliver on behalf of the Company all contracts, documents or instruments in writing and such authorization may be given by resolution in general or in specific terms. Subject to the Act, the sole director may permit the contracts, documents or instruments in writing which are issued by the Company to bear mechanically-reproduced signatures.

198. SIGNING OF DECLARATIONS TO BE DEPOSITED IN THE REGISTER. The declarations which are to be filed with the Inspector General pursuant to AN ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS may be signed by the sole director in his capacity as President of the Company or by any person authorized by the sole director.

199. LEGAL OR OTHER PROCEEDINGS. The sole director in his capacity as President of the Company, any officer or any other person authorized by the sole director shall be respectively authorized to commence any action, suit, application or proceeding of a legal, administrative or other nature on behalf of the Company or to appear and to answer for the Company with respect to any writ, order or injunction, issued by any court of law or by any tribunal, with respect to any interrogatories upon articulated facts, and with respect to any other action, suit, application or other proceeding in which the Company shall be involved; to answer in the name of the Company with respect to any seizure by garnishment in which the Company shall be garnishee and to make any affidavit or sworn declaration relating to such garnishment or to any other proceeding to which the Company shall be made a party; to make demands or requests for assignments of property or applications or petitions for winding-up or sequestration orders against any debtor of the Company; to attend, and to vote at, any meeting of the creditors or of the debtors of the Company; to grant proxies and to take, with respect to such actions, suits, applications or proceedings, any other action, act or deed or to make any other decision deemed to be in the best interests of the Company.

200. PRIMA FACIE EVIDENCE OF BY-LAW. A copy of a by-law of the Company to which the seal of the Company has been affixed and which purports to have been signed by the President and Secretary of the Company shall be admissible as against the sole

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           shareholder or any shareholder of the Company as being, in itself,
           PRIMA FACIE evidence of the by-law.

201. RESIGNATION. Any officer or representative may resign from office by forwarding a letter of resignation to the head office of the Company by courier or by registered or certified mail. The resignation shall become effective upon receipt of the letter of resignation by the Company or at any later date specified therein. However, the resignation of an officer or of a representative may only take place subject to the provisions of any existing employment contract between him and the Company. The resignation shall not discharge the officer or the representative from the payment of any debt owing by him to the Company before his resignation became effective. However, the officer or the representative shall be liable for any injury caused to the Company by his resignation if he submits it without a serious reason and at an inopportune moment.

202. REMOVAL FROM OFFICE. The sole director may remove from office any officer or representative of the Company and may choose his successor or his replacement. Nevertheless, the removal from office of an officer or of a representative may only take place subject to the provisions of any existing employment contract between him and the Company. However, the Company shall be liable for any injury caused to the officer or to the representative by his removal from office without a serious reason and at an inopportune moment.

203. END OF TERM OF OFFICE. The term of office of an officer or of a representative shall end upon his death, his resignation, his removal from office, upon expiry of his term of office as officer or representative, if he is declared incapable by a court of law in another province, in another territory or in another country or a political subdivision thereof, if he becomes an undischarged bankrupt, upon appointment of his successor or of his replacement, by the institution of a method of protective supervision in his respect or by one of the common causes of extinction of obligations provided for by law.

C.         PROTECTION OF THE SOLE DIRECTOR, OF THE OFFICERS AND OF THE
           REPRESENTATIVES

204. EXCLUSION OF LIABILITY VIS-B-VIS THE COMPANY AND THIRD PARTIES. Except as otherwise provided in the Act or in by-laws of the Company, the sole director or an officer acting or having acted for or in the name of the Company shall not be held liable, in this capacity or in his capacity as mandatary of the latter, whether it be vis-B-vis the Company or third parties, for the actions, the acts or the deeds, the omissions, the decisions made or not made, the liabilities, the undertakings, the payments made, the receipts or the discharges given, the negligence or the faults of any officer, employee, servant or representative of the Company. Among other things, the sole director or an officer shall not be held liable vis-B-vis the Company for any direct or indirect loss suffered by the latter for any reason whatsoever; more specifically, he shall not be held liable for the insufficiency or the deficiency of title to any property acquired by the Company, or for or on its behalf, or for the insufficiency or the deficiency of any security or debt instrument in or by which any of the funds or of the assets of the Company shall be or have been placed or invested nor for any losses or damages resulting from the bankruptcy, the insolvency or the delictual

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           action, act or deed of any person, including any person with whom or with which funds, shares, assets or negotiable instruments shall be or have been placed, or deposited. Furthermore, the sole director or the officers shall not be held liable vis-B-vis the Company for any loss, conversion of property, misappropriation, embezzlement or any other damage resulting from any dealings with respect to any funds, assets or shares or for any other loss, damage or misfortune whatsoever which may occur in the discharge of, or in relation to the discharge of, their duties unless the same shall occur owing to their failure to discharge the duties of their office prudently, diligently, honestly and faithfully in the best interests of the Company or owing to the fact that the sole director or the officers shall have placed themselves in a position of conflict of interest between their personal interest and that of the Company. None of the above shall be interpreted in such a way as to relieve the sole director or an officer of his duty to act in accordance with the Act and with its Regulations or of his joint or several liability for any breach thereof, in particular in the event of a breach of the specific provisions of the Act or of the Regulations. Moreover, the sole director or the officers shall not be held individually or personally liable vis-B-vis third parties for the duration of their office in respect of a contract, a decision made, an undertaking or a transaction, whether or not concluded. or with respect to bills of exchange, to promissory notes or to cheques drawn, accepted or endorsed, to the extent that they are acting or they acted in the name, or on behalf, of the Company, in the ordinary course of the performance of the powers which they have received, unless they acted prior to the incorporation of the Company and unless their actions, acts or deeds have not been ratified by the Company within the time limit prescribed by the Act after its incorporation.

205. RIGHT TO COMPENSATION. The Company shall compensate the sole director, its officers or its representatives in respect of all costs or expenses reasonably incurred by them in connection with the defense of a civil, criminal or administrative action, suit, application or proceeding to which one (1) or more of them were parties by reason of their duties or of their office, whether this action, this suit, this application or this proceeding was commenced by or on behalf of the Company or by a third party. Reasonable costs or expenses shall include, in particular, all damages or fines arising from the actions, the acts or the deeds done by the sole director, by the officers or by the representatives in the discharge of their duties as well as all amounts paid to settle an action or to satisfy a judgment. The right to compensation shall exist only to the extent that the sole director, the officers or the representatives were substantially successful on the merits in their defense of the action, of the suit, of the application or of the proceeding, that they acted prudently, diligently, honestly and faithfully in the best interests of the Company, that they did not place themselves in a position of conflict of interest between their personal interest and that of the Company, and, in the case of a criminal or administrative action, suit, application, or proceeding leading to the imposition of a fine, to the extent that they had reasonable grounds for believing that their conduct was, lawful or that they were acquitted or freed, The Company shall assume these obligations in respect of any person who acts or acted at its request as a director, an officer or a representative of a body corporate of which the Company is or was a shareholder or a creditor. As the case may be, this compensation shall be paid to the predecessors, to the heirs, legatees, liquidators, transferees, mandataries, legal representatives, successors, assigns or rightful claimants of

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           the sole director, of the officers or of the representatives, in accordance with paragraph 209 below.

206. LEGAL ACTION BY THIRD PARTY. Where a civil, criminal or administrative action, suit, application or proceeding is commenced by a third party against the sole director or against one (1) or more of the officers or representatives of the Company for one (1) or more actions, acts or deeds done in the discharge of their duties, the Company shall assume the defense of its mandatary.

207. LEGAL ACTION BY THE COMPANY. Where a civil, criminal or administrative action, suit, application or proceeding is commenced by the Company against the sole director or against one (1) or more of the officers or representatives of the Company for one (1) or more actions, acts or deeds done in the discharge of their duties, the Company may pay compensation to the sole director, to the officers or to the representatives if it loses its case and if a court of law or a tribunal so decides. If the Company wins its case only in part, the court of law or the tribunal may determine the amount of the costs or of the expenses which the Company shall assume.

208. LIABILITY INSURANCE. The Company may purchase and maintain insurance for the benefit of the sole director, of its officers or of its representatives, or of their predecessors as well as their heirs, legatees, liquidators, transferees, mandataries, legal representatives, successors, assigns or rightful claimants covering any liability incurred by them by reason of their acting or having acted as sole director, an officer or a representative of the Company or, at the request of the latter, as a director, an officer or a representative of a body corporate of which the Company is or was a shareholder or a creditor. However, this insurance may cover neither the liability arising from the failure of the insured to act prudently, diligently, honestly and faithfully in the best interests of the Company, nor the liability arising from a fault or from a personal offence severable from the discharge of their duties or from the fact that the insured shall have placed themselves in a position of conflict of interest between their personal interest and that of the Company.

209. COMPENSATION AFTER END OF TERM OF OFFICE. The compensation provided for in the preceding paragraphs may be obtained even after the person has ceased to hold the office of sole director, of officer or of representative of the Company or, as the case may be, of director, of officer or of representative of a body corporate of which the Company is or was a shareholder or a creditor. In the event of death, the compensation may be paid to the heirs, legatees, liquidators, transferees, mandataries, legal representatives, successors, assigns or rightful claimants of this person. Such compensation may also be combined with any other recourse which the sole director, the officer, the representative, one (1) of his predecessors as well as his heirs, legatees. liquidators, transferees, mandataries, legal representatives, successors, assigns or rightful claimants may have.

210. DETERMINATION OF CONDITIONS PRECEDENT TO COMPENSATION. In the event that a court of law or a tribunal has not made a finding on the matter, the compliance or the non-compliance of the conduct of the sole director, of an officer or of a representative with the standards of conduct set out in paragraph 205 above or the question whether a case was won in part or whether a person was substantially successful on the merits in his defense of the action, of the suit, of the application or of the proceeding shall be determined in the following manner: a) by way of opinion from an independent legal counsel; or b) by decision of the majority of the shareholders of the Company, where there is more than one shareholder; or, failing that, c) by decision of the sole shareholder, to the extent that he and the sole director are not the sane person.

211. PLACE OF ACTION. The powers and the duties of the Company with respect to the compensation of the sole director. of an officer or of a representative shall apply regardless of the place where the action, the suit. the application or the proceeding shall have been filed.

D.         BANKING AND FINANCE

212. BANKING AND FINANCE. Banking and financial operations of the Company shall be carried on with the banks or financial institutions designated by the sole director. The sole director shall also designate one (1) or more persons to carry out these banking or financial operations on behalf of the Company.

213. FINANCIAL YEAR. The date of the end of the financial year of the Company shall be determined by the sole director.

214. AUDITOR. Subject to the provisions of the Act which enable one to dispense with the appointment of an auditor and subject to paragraph 217 below, the sole: shareholder or the shareholders, by way of a resolution, at the time of the signature of the resolution in lieu of the first annual general meeting of the shareholders or at the first annual general meeting of the shareholders and at the time of the signature of the resolution in lieu of each subsequent annual general meeting or at each subsequent annual general meeting, shall appoint an auditor or decide not to appoint one. If the sole shareholder or the shareholders appoint an auditor, the latter shall serve until the signature of the resolution in lieu of the next annual general meeting or until the close of the next annual general meeting. Failing the appointment of an auditor at the time of the signature of the resolution in lieu of an annual general meeting or at an annual general meeting, the incumbent auditor shall continue to serve until the appointment of his successor or of his replacement. The sole shareholder or the shareholders may also appoint more than one auditor. The sole shareholder or the shareholders shall fix the remuneration of the auditor or auditors unless this power has been delegated to the sole director.

215. REMOVAL OF AUDITOR. The auditor may be removed at any time by the sole shareholder or by the shareholders of the Company by way of a resolution or at a special general meeting. However, the Company shall be liable for any injury caused to the auditor by his removal without a serious reason and at an inopportune moment. A vacancy created by the removal of the auditor may be filled by the sole shareholder or by the shareholders in the resolution in which or at the meeting at which it was decided to remove him, or if the vacancy is not so filled by the sole shareholder or by the shareholders, by the sole director. Any other vacancy in the position of auditor shall be filled by the sole director. The person appointed to replace the auditor shall hold the position for the unexpired term of his predecessor.

216. END OF MANDATE OF AUDITOR. The mandate of the auditor shall end upon his death, his resignation, his removal in accordance with paragraph 215 of the present by-laws, upon expiry of his mandate, if he is declared incapable by a court of law in another province, in another territory or in another country or a political subdivision thereof, if he becomes an undischarged bankrupt, if he becomes disqualified from practising as an auditor in the province where the head office of the Company is located, upon appointment of his successor or of his replacement, by the institution of a method of protective supervision in his respect or by one of the common causes of extinction of obligations provided for by law. The resignation of the auditor shall take effect on the date on which written notice of his resignation is received by the Company or on any later date which is specified therein. However, the auditor shall be liable for any injury caused to the Company by his resignation if he submits it without a serious reason and at an inopportune moment.

217. ACCOUNTANT. If the sole shareholder or the shareholder decide not to appoint an auditor by way of a resolution passed by the sole shareholder or unanimously by all the shareholders, including those not otherwise entitled to vote, the sole director may appoint an accountant to prepare the financial statements of the Company and to discharge such other duties as he may determine. The sole director shall also fix the remuneration of the accountant without having to pass a resolution to this end and he shall fill any vacancy which may occur in the position of the accountant.

218. END OF MANDATE OF ACCOUNTANT. The mandate of the accountant shall end upon his death, his resignation, his removal by the sole director, upon expiry of his mandate, if he is declared incapable by a court of law in another province, in another territory or in another country or a political subdivision thereof. if he becomes an undischarged bankrupt, if he becomes disqualified from practising as an accountant in the province where the head office of the Company is located, upon appointment of his successor or of his replacement, by the institution of a method of protective supervision in his respect or by one of the common causes of extinction of obligations provided for by law. The resignation of the accountant shall take effect on the date on which written notice of his resignation is received by the Company or on any later date which is specified therein. However, the accountant shall be liable for any injury caused to the Company by his resignation if he submits it without a serious reason and at an inopportune moment.

SECTION 3. SOLE SHAREHOLDER

E.         SHARES AND DIVIDENDS

219. ALLOTMENT AND ISSUE OF SHARES. Unless otherwise provided in the Act, in .the articles, in the by-laws or in a written statement of the sole shareholder, the sole director or the directors shall have absolute power over the share capital of the Company and, in particular, by resolution, they may accept subscriptions for shares, allot or issue shares of the share capital of the Company at such times, on such terms and conditions, to such persons and for such consideration as they see fit, provided that no share of the Company may be issued for a consideration other than money which is of a lesser value than that which the Company could have received if the shares had been issued for money or they may dispose thereof or alienate them in favour of any person for a consideration which shall not contravene the Act, the articles, the by-laws or the written declaration of the sole shareholder.

220. SHARE CERTIFICATES. The sole shareholder, in his discretion. shall be entitled either to a share certificate representing the shares which he holds in the Company or to an irrevocable acknowledgement in writing of his right to obtain a share certificate of the Company detailing the number, the class and the series of shares which he holds as indicated in the share register. The sole director or the directors shall determine the form and, unless otherwise provided in the Act, the contents of the certificates representing the shares of the Company. These share certificates shall bear the signature of the sole director or the directors.

221. DIVIDENDS. Subject to the Act and unless otherwise provided in a written statement of the sole shareholder and subject to it being established that the Company is or will be able to discharge its liabilities when due and that the book value of its assets will not be less than the sum of its liabilities and its issued and paid-up share capital account. the sole director or the directors may declare and pay dividends to the sole shareholder according to his rights and interests in the Company. The sole director or the directors shall not be compelled to make any distribution of the profits of the Company; thus they may create a reserve fund for the payment of dividends or set aside such profits in whole or in part in order to keep them as a reserve fund of any kind. From the dividends payable with respect to a share which is not fully paid-up shall be deducted the amount of any balance remaining due on such share. The sole director or the directors shall deduct from any dividend payable to the sole shareholder any amount which he owes to the Company because of a call for payment or for any other reason. Such dividends may be paid in specie, in property or by the issue of fully or partially paid-up shares of the Company.

F.         RESOLUTIONS OF THE SOLE SHAREHOLDER

222. POWERS. The sole shareholder shall exercise by himself all the powers which the Act expressly reserves for the shareholders by passing resolutions of the sole shareholder. A copy of these resolutions shall be kept in the Book of the Company.

223. ANNUAL AND OTHER RESOLUTIONS. The sole shareholder of the Company shall pass annual resolutions of the sole shareholder in which he shall approve the financial statements of the Company. and. as the case may be. the report of the auditor. appoint an auditor or decide not to appoint one, re-appoint the sole director or elect directors, fix, or authorize the sole director or the directors to fix, their remuneration, and settle any other matter which he may legally consider.

By-law Number 1 passed this June 7, 1994.

                                          /s/ James Smith
                                          --------------------------------------
                                          President and/or Secretary
                                          James Smith

                                 BY-LAW NUMBER 2

                                    BEING THE

                          GENERAL BORROWING BY-LAWS OF

                              9006-1359 QUEBEC INC.

The following general borrowing by-law of the Company, also referred to as By-law Number 2, which authorizes the sole director or the directors to borrow money upon the credit of the Company, has been passed by a resolution of the sole director or the directors and confirmed by a resolution of the sole shareholder or the shareholders, in accordance with the Act.

1. In addition to the powers conferred on the sole director or the directors by the articles and without restricting the generality of the powers conferred on the sole director or the directors by section 77 of the Act, the sole director or the directors, if they see fit, and without having to obtain the authorization of the sole shareholder or the shareholders, may:

           a)   borrow money upon the credit of the Company;

           b) issue or reissue debentures or other securities of the Company and pledge or sell the same at such price or amount as shall be deemed appropriate;

           c) give a guarantee in the name of the Company to secure the obligation of another person, subject to it being established that the Company is or will be able to discharge its liabilities when due and that the book value of its assets will not be less than the sum of its liabilities and its issued and paid-up share capital account; and

           d) hypothecate the immovable and the movable or otherwise affect the movable property of the Company.

2. No provision shall limit or restrict the borrowing power of the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

3. The sole director or the directors, by resolution, may delegate the powers conferred on them by paragraph 1 above to a director, to an Executive Committee, to a committee of the Board of Directors or to an officer of the Company.

4. The powers hereby conferred should be deemed to be supplementary to, and not in substitution of, any borrowing powers possessed by the sole director or the directors or by the officers of the Company independently of a borrowing by-law.

By-law Number 2, passed this June 7, 1994.


                                          /s/ Ghislain Jacques
                                          --------------------------------------
                                          President and/or Secretary
                                          Ghislain Jacques

                                 BY-LAW NUMBER 3

                                    BEING THE

                               BANKING BY-LAWS OF

                              9006-1359 QUEBEC INC.

The following banking by-law, also referred to as By-law Number 3, has been passed by a resolution of the sole director or the directors and confirmed by a resolution of the sole shareholder or the shareholders, in accordance with the Act.

BE IT RESOLVED:

1. to authorize the sole director or the directors of the Company to borrow money from a bank or financial institution upon the credit of the Company, for the required amounts and by way of overdraft loan or otherwise;

2. to render binding on the Company all promissory notes or other negotiable instruments, including partial and complete renewals covering such loans as well as the agreed-upon interest accruing therefrom, given to the said bank or financial institution and signed in the name of the Company by the officers of the Company authorized to sign these negotiable instruments.

3. to authorize the sole director or the directors to grant a hypothec or mortgage, even a floating hypothec or mortgage, on a universality of property, movable or immovable. present or future, corporeal or incorporeal, of the Company to secure the repayment of the loans contracted by the Company with the bank or financial institution; and to render binding on the Company any hypothec or mortgage so granted and signed 'by the officer or officers authorized to sign negotiable instruments on behalf of the Company;

4. to have all contracts, deeds, documents, grants and other guarantees reasonably required by said bank or financial institution or by its legal advisers, for one (1) of the purposes stated above. executed, completed, and delivered by the duly authorized officers of the Company; and

5. to have the present by-law remain in force, after confirmation by the sole shareholder or the shareholders of the Company, until another by-law repealing it has been confirmed by the sole shareholder or the shareholders and a copy thereof has been delivered to the said bank or financial institution.

By-law Number 3, passed this June 1, 1994.


                                          /s/ Ghislain Jacques
                                          --------------------------------------
                                          President and/or Secretary
                                          Ghislain Jacques

                                    ANNEX "A"

                                 SPECIAL BY-LAW

"A By-law respecting the borrowing of money and the issue of securities by LES PRODUITS ALIMENTAIRES JACQUES ET FILS INC. (formerly known as "9006-1359 QUEBEC INC.") (the "COMPANY").

BE IT ENACTED by the Directors of the COMPANY as a By-law of the said COMPANY as follows:

The Directors of the COMPANY may from time to time on behalf of the COMPANY:

(a) borrow money and/or otherwise incur debt obligations in such amounts and upon such terms as may be deemed necessary;

(b) guarantee payment or fulfillment of present and future indebtedness and obligations of persons other than the COMPANY;

(c) hypothecate or subject to security interests any or all of the present and future property of the COMPANY, whether movable or immovable, corporeal or incorporeal, in order to secure and guarantee payment and fulfillment of any and all indebtedness and obligations of the COMPANY in general and all indebtedness and obligations of the COMPANY under paragraphs (a) and (b) above in particular;

(d) issue bonds, mortgage bonds, debentures, debenture stock or other securities of the COMPANY for such amounts and upon such terms as may be deemed expedient, and pledge or sell the same for such sums and at such prices as the Directors shall determine; and,

(e) delegate to one or more of the Officers or Directors of the COMPANY or to such other persons) (whether or not an Officer or Director of the COMPANY) as may be designated by the Directors all or any of the powers conferred by the foregoing paragraphs of this By-law to such extent and in such manner as the Directors shall determine at the time of cash such delegation.

CERTIFIED A TRUE COPY of the SPECIAL BY-LAW of the COMPANY duly enacted by the Board of Directors of said COMPANY on the 27th day of October, 1994 and subsequently duly sanctioned by all of the shareholders of the COMPANY entitled to vote thereon on the same aforesaid date, in full force and effect as of the date hereof in accordance with the incorporating documents, the By-laws and any Unanimous Shareholders' Agreement of or affecting the COMPANY.

DATED this 27th day of October, 1994.


/s/ Ghislain Jacques
------------------------------------
Secretary, Ghislain Jacques